UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934

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RBC BEARINGS INCORPORATED
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RBC Bearings Incorporated

 One Tribology Center

Oxford, Connecticut 06478

July 27, 2018

To our Stockholders:

You are cordially invited to attend the RBC Bearings Incorporated annual meeting of stockholders at 9:00 a.m., local time, on September 12, 2018 at the offices of RBC Bearings Incorporated, Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478. The attached Notice of Annual Meeting and Proxy Statement describes all known items to be acted upon by stockholders at the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares using the enclosed proxy form for registered stockholders or the proxy voting instruction form for stockholders who hold shares through a broker or other nominee. If you vote by internet or telephone, it is not necessary for you to return your proxy form or voting instruction form in the mail. Please vote your shares as soon as possible.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable bottom portion of the enclosed proxy form to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing an RBC Bearings Incorporated stockholding. Please note that the document evidencing your shareholdings, to be used to gain entry to the meeting, is non-transferable.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Dr. Michael J. Hartnett

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2018 annual meeting of stockholders of RBC Bearings Incorporated will be held at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478, on Wednesday, September 12, 2018, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will consider and vote on the following matters:

(1)	the election of three directors in Class II to serve a term of three years;

(2)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019;

(3)	to consider a resolution regarding the stockholder advisory vote on named executive officer compensation; and

(4)	any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 16, 2018 are entitled to notice of and to vote at the annual meeting and at any postponements or adjournments thereof. The directions to the meeting can be found in Appendix A of the attached proxy statement.

YOUR VOTE IS IMPORTANT:

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card.  If your shares are held in the name of a bank, broker or other recordholder, you may be able to vote by telephone or internet.  Their procedures should be described in the voting form they send you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Dr. Michael J. Hartnett
Chairman and Chief Executive Officer

July 27, 2018

ONE TRIBOLOGY CENTER

OXFORD, CONNECTICUT 06478

ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 12, 2018

PROXY STATEMENT

The Board of Directors (the “Board”) of RBC Bearings Incorporated (the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Wednesday, September 12, 2018, beginning at 9:00 a.m., local time, at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478, and at any postponements or adjournments thereof. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 are being mailed, or made available via the internet as described below,  to stockholders on or about July 27, 2018.  The fiscal years ended March 31, 2012, March 30, 2013, March 29, 2014, March 28, 2015, April 1, 2016 , April 1, 2017 , March 31, 2018 and March 30, 2019 are referred to respectively as “fiscal 2012”, “fiscal 2013”, “fiscal 2014”, “fiscal 2015”,“fiscal 2016”, “fiscal 2017”, “fiscal 2018” and “fiscal 2019” in this proxy statement. As used in this proxy statement, the terms “we”, “us”, “our”, “RBC” and “the Company” mean RBC Bearings Incorporated and its subsidiaries, unless the context indicates another meaning.

This year, the Company is furnishing proxy materials to stockholders via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders on or about July 27, 2018. We will also continue to mail a printed copy of this proxy statement and form of proxy to certain stockholders and we expect that mailing to also begin on or about July 27, 2018.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

We are soliciting proxies for the 2018 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on July 16, 2018 (the “Record Date”), and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and committees thereof, the compensation of directors and executive officers and other information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to our stockholders.

How may I obtain RBC Bearings’ 10-K and other financial information?

A copy of our 2018 Annual Report, which includes our 2018 Form 10-K, is enclosed and incorporated by reference herein.

Stockholders may request another free copy of our 2018 Annual Report, which includes our 2018 Form 10-K, from:

Corporate Secretary

RBC Bearings Incorporated

 One Tribology Center

Oxford, CT 06478

We will also furnish any exhibit to the 2018 Form 10-K if specifically requested. Stockholders may also find other filings with the SEC and corporate governance and other information on the investor relations page of our website at http://investor.rbcbearings.com.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of RBC Bearings Incorporated common stock you owned as of the Record Date on each matter considered at the meeting. As of July 16, 2018, there were 24,268,246 shares of the Company’s common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of July 16, 2018, 24,268,246 shares of common stock, representing the same number of votes, were outstanding and eligible to vote. Thus, the presence of the holders of common stock representing at least 12,134,124 votes will be required to establish a quorum.

Proxies received by the Company but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not intend to present any matters at the annual meeting other than those outlined in the Notice of the Annual Meeting of Stockholders.  Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on such other matter in the manner they consider appropriate.

If you do not specify on the enclosed proxy card that is sent to the Company (or when giving your proxy over the internet or telephone) how you want to vote your shares, the proxy holders will vote them “FOR” the election of all nominees for director as set forth under Item 1, “FOR” the ratification of the appointment of the independent registered public accounting firm under Item 2, and ”FOR” the approval of the resolution regarding the stockholder advisory vote on named executive officer compensation under Item 3.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?

Votes will be counted by employees of Broadridge Financial Solutions, Inc. (“Broadridge”) and certified by the Inspector of Election present at the meeting.  If you are a stockholder of record, your signed proxy card is returned directly to Broadridge for tabulation. If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to Broadridge on behalf of all of its clients.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors (Item 1).   Directors are elected by a majority of the votes cast at the meeting. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority”, with respect to the election of one or more directors, will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of Independent Registered Public Accounting Firm (Item 2).   The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2019 requires the affirmative vote of the majority of the votes cast.

Approval of the “Say on Pay” proposal (Item 3). The approval of the resolution regarding the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal requires the affirmative vote of the majority of the votes cast.

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?

In the election of directors (Item 1), you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. You may not cumulate your votes for the election of directors.

For the ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2019 (Item 2); and the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. The Company has supplied copies of its proxy materials for its 2018 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting. The broker, bank or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Item 2), even if the broker, bank or other nominee does not receive voting instructions from you.

If the broker, bank or other nominee does not receive voting instructions from you, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. If a quorum is present at the annual meeting, the persons receiving the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Item 1), and the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3). Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum, but will not be considered voted with regard to or treated as present with respect to those proposals to which the broker non-votes relate. The ratification of the appointment of the Company’s independent registered public accounting firm (Item 2) requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Brokers are allowed to vote on behalf of beneficial owners without instruction on Item 2, but are not permitted to vote on any other proposals without voting instructions from you.

Shares represented by proxies which indicate that the stockholders abstain as to the election of directors or to other proposals will be treated as being present for the purpose of determining the presence of a quorum and, other than for the election of directors and the number of votes cast with respect to each proposal. Consequently, an abstention will have the effect of a vote against with respect to proposals other than the election of directors.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its Current Report on Form 8-K which will be filed within four business days after the meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Corporate Secretary must receive the written proposal at our principal executive offices no later than March 30, 2019. Such proposals also must comply with Rule 14a-8 of the SEC’s regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

 RBC Bearings Incorporated

 One Tribology Center

 Oxford, CT 06478

For a stockholder proposal that is not intended to be included in our proxy statement, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve the proposal and provide the information required by our by-laws and give timely notice to the Corporate Secretary in accordance with our by-laws, which, in general, require that the notice be received by the Corporate Secretary:

☐       Not less than 60 days prior to the next meeting, and

☐       Not more than 90 days prior to the next meeting.

In the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.

In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

How may I obtain a copy of RBC Bearings’ by-law provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact:

Broadridge Financial Solutions, Inc.

Registered Client Services Department

C/O Sonya Murphy

51 Mercedes Way

Edgewood, NY 11717

P  631 592 6327

F  631 254 7733

Sonya.Murphy@broadridge.com

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1: ELECTION OF DIRECTORS

The Board currently is composed of nine directors serving staggered one or three-year terms and divided into three classes: Class I currently consists of Dr. Thomas J. O’Brien, Edward D. Stewart and Daniel A. Bergeron, Class II consists of Richard R. Crowell, Dr. Steven H. Kaplan and Alan B. Levine and Class III consists of Dr. Michael J. Hartnett, Mitchell I. Quain and Dr. Amir Faghri. Mitchell I. Quain’s term expires in 2018 and he is not standing for re-election. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2019, 2021 and 2020 respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified, or until the director’s resignation or removal.

Our Nominating and Corporate Governance Committee has nominated Richard R. Crowell, Dr. Steven H. Kaplan and Alan B. Levine for re-election as Class II directors. Our Nominating and Corporate Governance Committee reviewed the qualifications of the nominees for election to this class, and unanimously recommended that these nominees be submitted for election or re-election to the Board. Richard R. Crowell is currently a director of RBC Bearings Incorporated and was appointed to the Board in June, 2002. Dr. Steven H. Kaplan is currently a director of RBC Bearings Incorporated and was appointed to the Board in January, 2018. Alan B. Levine is currently a director of RBC Bearings Incorporated and was appointed to the Board in October, 2005. Richard R. Crowell, Dr. Steven H. Kaplan and Alan B. Levine would serve until the 2021 annual meeting and until their successors are duly elected and qualified, or until the director’s resignation or removal.

For a stockholder to nominate an individual for director at the 2019 annual meeting, the stockholder must follow the procedures outlined below under the caption “Stockholder Proposals and Director Nominations for the 2019 Meeting.” Stockholders may also nominate a director to be considered by the Board for recommendation to the stockholders in the Company’s proxy statement for the 2019 annual meeting by following the procedures outlined below under the caption “Director Nominations to be Considered by the Board.”

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the Board will, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the position vacant to be filled at a later time.

Information regarding the nominees, as of July 1, 2018, is set forth below, including his age, the period he has served on the Board and the nominee’s business experience. The information presented below for the director nominee and the directors continuing in office has been furnished to the Company by such persons.

The following paragraphs provide information as of the date of this proxy statement about each nominee for director. The information presented includes information each director has provided us about his age (as of July 1, 2018), all positions he holds, his principal occupation and business experience for the past five years and the names of other publicly-held companies for which he currently serves as a director or has served as a director during the past five years. We have also provided below information regarding additional experience, qualifications, attributes and skills that lead our Board to the conclusion that each person should serve as a director. In addition to the information set forth below, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.

Nominees for Election in Class II for a Three-year Term Expiring at Our 2021 Annual Meeting

Richard R. Crowell has been a director since June, 2002 and chairman of the Compensation Committee since August, 2005. Mr. Crowell is a Managing Partner of Vance Street Capital LLC, a private equity investment firm he founded in 2007. Previously he was the President of Aurora Capital Group, a private equity investment firm he co-founded in 1991. Prior to establishing Aurora in 1991, Mr. Crowell was a Partner and President of Acadia Partners, a New York-based investment fund. From 1983 to 1987, he was a Managing Director, Corporate Finance for Drexel Burnham Lambert. He serves on the Executive Committee of the Board of Visitors for the UCLA Anderson School of Management. Mr. Crowell is a director of Micronics, Inc., IAC Industries, RST Instruments Ltd., and Motion Dynamics Corporation. All are private companies in the businesses of filtration products, precision manufacturing, engineered solutions, engineered surgical products, precision wire components and related services. Mr. Crowell earned an M.B.A. from UCLA’s Anderson School and a B.A. from the University of California, Santa Cruz. Mr. Crowell brings broad business, financial and executive leadership experience to the Board, developed through his leadership roles at Vance Street Capital LLC, Aurora Capital Group LLC, Acadia Partners and Drexel Burnham Lambert. He has extensive experience with a number of precision manufacturing and aerospace companies. In addition, Mr. Crowell’s experience in private investment enables him to bring a valuable investor’s view to our Board and his relationships across the financial community strengthen the Company’s access to capital markets. His board memberships provide deep understanding of trends in the precision manufacturing and aerospace sectors, both of which present ongoing challenges and opportunities for the Company.

Dr. Steven H. Kaplan has been a director at RBC Bearings Incorporated since January, 2018. He has been the president of the University of New Haven since 2004 and has led the University through a period of remarkable growth and development. In 2015, in recognition of his contributions to transforming the University, Dr. Kaplan was presented the Chief Executive Leadership Award by the Council for Advancement and Support of Education (CASE) District I. He also was named "Businessman of the Year" by Business New Haven magazine in 2008. Dr. Kaplan also was awarded the 2011 William M. Burke Presidential Award for Experiential Education by the National Society for Experiential Education. Previously, Dr. Kaplan was chancellor and professor of English at the University of Virginia's College at Wise. Dr. Kaplan began his teaching career in 1982 as an Instructor of English at the University of Maryland, European Division. From 1985-1989, he served as Visiting Lecturer in American Studies at Eberhard-Karls Universität, Tübingen, Germany – one of the oldest and most highly regarded universities in Europe. After completing his doctoral studies at Eberhard-Karls Universität, he returned to the U.S. to teach English at the University of Southern Colorado. Dr. Kaplan also served as Dean of Arts and Humanities at SUNY College at Buffalo and as Dean of the College of Liberal Arts and Sciences at Butler University. In addition to earning his Ph.D. in Comparative Literature at Eberhard-Karls Universität, Dr. Kaplan holds a Master of Arts degree (with a concentration in philosophy, German and English) from Eberhard-Karls Universität and a Bachelor of Arts degree from the University of California at Los Angeles. This knowledge and Chief Executive experience allows Dr. Kaplan to provide the Company with a wealth of valuable international executive experience and a perspective that provides the Board a critical resource for management. His association with U.S. companies and global academia provides the Company with a valuable state of the art executive management resource and makes him an excellent candidate as a member of our Nominating & Governance Committee and Board.

Alan B. Levine has been a director and chairman of our Audit Committee since October, 2005. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. (2001 to 2002) and Chief Financial Officer and Treasurer of Marathon Technologies Corporation (1998 to 2001). Mr. Levine is currently a director of Dynasil Corporation of America and Chairman of the Audit Committee. From January, 2007 until July, 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admission Council. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. He is currently retired. Previously, Mr. Levine served as a director and Audit Committee Chair of MCK Communications, director and Audit Committee Chair of Nextera Enterprises, Inc., and director of Magnatek, Inc. Mr. Levine earned a Bachelor of Arts degree from the University of Vermont. He also holds a Master of Accounting degree from the University of Arizona and was a certified public accountant. As chairman of our Audit Committee Mr. Levine has demonstrated that he is valuable to the Audit Committee’s function. He is the Company’s designated "audit committee financial expert" as defined by SEC regulations. Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former Partner with Ernst & Young LLP and former Chief Financial Officer. This knowledge and experience gives Mr. Levine a perspective that helps the Audit Committee and Board understand the highly technical issues management confronts on a daily basis and serves as a critical resource for management. Mr. Levine’s depth of business, accounting and financial experience makes him an excellent candidate as a member of our Board.

Vote Required

Directors are elected by a majority of the votes cast at the meeting. Accordingly, Mr. Crowell, Dr. Kaplan and Mr. Levine will be elected if they receive the affirmative vote of a majority of the votes cast.

The Board recommends a vote FOR the election to the Board of Directors of the nominees listed above.

ITEM 2: THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for our fiscal 2019 year, and has further directed that the Board submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. During fiscal 2018, Ernst & Young LLP served as the Company’s independent registered public accounting firm. See “Principal Accountant Fees and Services” below.

This proposal is put before the stockholders because the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019.

ITEM 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Exchange Act requires the Company to hold a separate non-binding advisory stockholder vote (commonly known as a “Say on Pay” proposal) to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

At last year’s annual meeting, approximately 93.9% of stockholder votes supported the advisory vote to approve executive compensation. The Company is committed to the interests of its stockholders and the delivery of long-term value through appropriate executive pay programs and governance actions that attract, motivate and retain a highly-qualified executive team. As part of this commitment, we intend to continue to maintain an ongoing dialogue with our stockholders to address any continued concerns they may have.

The Company objective is to ensure its compensation programs:

●	Drive outstanding Company performance.

●	Properly align CEO pay to Company performance.

●	Ensure that no problematic pay practices exist (such as excessive change-in-control or severance packages, benchmarking compensation above peer medians, re-pricing or backdating of options or excessive perquisites or tax gross-ups).

●	Reflect appropriate communication with and responsiveness to shareholders.

During fiscal 2013 a number of changes were made to the Company’s compensation programs, which took account of feedback from our stockholders, including:

 1. Targeting a 50th percentile market positioning: Since fiscal 2014, the Company changed its targeted positioning of annual performance bonus and long-term incentive awards from the 60th percentile of the Company’s selected peer group to the median of the Company’s selected peer group. Thus, all elements of executive officer compensation are now targeted to the 50th percentile of the Company’s selected peer group.

2. Selecting compensation peers based on a range of relevant factors: The Company’s selected peer group is intended to ensure that the Company is not compared to other companies on an arbitrary basis and is not inappropriately limited based on GICS industry classifications. The Company’s selected peer group takes into consideration a number of relevant factors, such as membership in the highly engineered product/manufacturing industries, revenue ranges, market capitalization and eight digit GICS codes for Company selected peers.

3. Updating the CEO’s employment agreement: The Company’s employment agreement with Dr. Hartnett was amended effective as of fiscal 2014 to eliminate any guaranteed minimum annual increase in Dr. Hartnett’s base salary and any discretionary performance bonus. Since fiscal 2014, Dr. Hartnett’s annual performance bonus is determined by a formula based on the Company’s performance in relation to an approved operating plan.

4. Making all CEO long-term incentive awards performance-based: Since fiscal 2014, all grants of stock options, restricted stock, or restricted stock units to Dr. Hartnett are made pursuant to a pay for performance based program with no discretionary awards.

5. Adopting Stock Ownership Guidelines: The Board of Directors approved stock ownership guidelines for Non-Employee Independent Directors and for the Company’s Executive Officers.

6. Prohibiting share recycling and adopting share grant limits: The 2013 Long Term Incentive Plan was modified to prohibit share recycling, to limit the number of shares that may be used for restricted stock or restricted stock unit grants under the Plan to fifty percent (50%) of the total authorized number of Shares pursuant to the Plan, and to limit the expiration date of any stock option granted under the Plan to no more than seven years from the date it is granted.

7. Adopting clawback provisions: The Board of Directors approved an Executive Compensation Clawback Policy applicable to all Executive Officers.

Following our 2016 stockholder meeting we again engaged in a dialogue with our stockholders to address any continued concerns they may have. As a result of such certain changes were made to the Company’s compensation programs starting in fiscal 2018 including:

1. Adding an additional ROIC metric for our equity compensation program. As explained in the discussion concerning the ROIC Based Equity Compensation Award Plan below, the equity compensation program for our CEO and COO for fiscal 2018 includes a substantial portion of the potential restricted stock and stock option grants based on ROIC as the measurement metric.

2. Updating the CEO’s employment agreement: The Company’s employment agreement with Dr. Hartnett was amended effective as of fiscal 2018 calling for a targeted 20% reduction in total compensation, Accordingly, his base salary was reduced by 20% and his target incentive bonus matrix as well as his target restricted stock and stock option matrices were revised to target a corresponding 20% reduction.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s compensation program is designed to reward executives based on favorable performance and results.  Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

Dr. Hartnett is the Company’s founder and has served as our Chief Executive Officer since 1992. Dr. Hartnett is widely regarded as a technology visionary and one of the industry’s most successful business executives. Under Dr. Hartnett’s leadership the Company’s revenues have grown from $82 million in fiscal 1996 to $675 million in fiscal 2018. Dr. Hartnett is also one of our significant stockholders, owning approximately 1.9% of the outstanding shares of our common stock, directly aligning his interests with those of all of our stockholders.

The Compensation Committee approved Dr. Hartnett’s compensation in the amounts disclosed in this proxy statement because he is not only our CEO with overall responsibility for our business strategy, operations and corporate vision, he is also our founder who has guided the Company for more than 25 years and who the Compensation Committee believes is extremely important to our success as a company. The Compensation Committee believes that given Dr. Hartnett’s role in our operations, strategy and growth, it is appropriate for Dr. Hartnett to receive competitive compensation that performs both retentive and incentivizing functions.

The Compensation Committee approved the specific compensation amounts for fiscal 2018 disclosed in this proxy statement based on our executive compensation philosophy and the Compensation Committee’s subjective evaluation of Dr. Hartnett’s performance, the unique contributions he makes to the Company as its founder and the various other factors described above. Dr. Hartnett was not present when the Compensation Committee deliberated or voted on his compensation.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

The Board believes that our compensation program for our named executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We explain this in more detail in the “Executive Compensation” section of this proxy statement.

We are asking our stockholders to indicate their support for our named executive officers’ compensation. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is hereby APPROVED.”

The “Say-on-Pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The Company, our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

After our 2017 stockholder meeting, the Board adopted a policy providing for annual “Say-on-Pay” advisory votes. The next “Say-on-Pay” advisory vote will be held at our 2019 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the approval of the Compensation of our Named Executive Officers.

ITEM 4: OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2018 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the manner the proxy holder considers appropriate.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number of Meetings of the Board of Directors

The Board held four meetings during fiscal 2018. The standing committees of the Board held an aggregate of nine meetings during fiscal 2018. Each director attended 100% of the aggregate number of meetings of the Board and the Board committees on which he served as a director during fiscal 2018.

Attendance at Annual Meetings of the Stockholders

All directors are encouraged to attend the annual meeting of the stockholders. A majority of directors attended the 2017 annual meeting of stockholders either in person or by teleconference.

Director Independence

Certain rules of the Nasdaq Global Select Market (“Nasdaq”) require that the Board be comprised of a majority of “independent directors,” and each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee be comprised solely of “independent directors” as defined under Nasdaq rules.

Based upon the information submitted by each of the directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has made a determination that all of our current directors, with the exception of Dr. Hartnett and Mr. Bergeron satisfy the “independence” requirements of Nasdaq, SEC regulations and the Company’s Corporate Governance Guidelines. The standards for determining independence are those set forth in the Nasdaq listing standards and the Company’s Corporate Governance Guidelines.  The Company’s Corporate Governance Guidelines can be found on our website at http://www.rbcbearings.com.

Executive Sessions

The Company’s Corporate Governance Guidelines require the non-management directors to meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, will be the Chairman of the Audit Committee. The non-employee members of the Board and the Audit Committee, respectively, met in executive session during two of the Board and all of the Audit Committee meetings held in fiscal 2018.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group at the following address: RBC Bearings Incorporated, c/o the Corporate Secretary, One Tribology Center, Oxford, CT 06478. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through one of the following means: (1) calling the Company’s Ethics Hotline at 1-866-247-5449, which is available 24 hours per day, 365 days per year, and leaving a recorded message and (2) in writing marked Private & Confidential to the Audit Committee, RBC Bearings Incorporated, c/o the General Counsel, One Tribology Center, Oxford, CT 06478. In each case, reports will be received by the Company’s General Counsel who will forward the message to the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board of Directors

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are described below. Committee members hold office for a term of one year. The charters for each of the committees are available on the Company’s website at www.rbcbearings.com.

Audit Committee.   The Audit Committee is responsible for (1) selecting the independent registered public accounting firm, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent registered public accounting firm’s report describing the auditing firms’ internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management and the independent registered public accounting firm, (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time and (12) reporting regularly to the full Board.

Our Audit Committee currently consists of Mr. Levine, Mr. Quain (who is not standing for re-election), Mr. Stewart and Dr. O’Brien, each of whom satisfies the current financial literacy requirements and independence requirements for audit committee members of Nasdaq and the SEC. Our Board has determined that Mr. Levine, Mr. Quain (who is not standing for re-election), Mr. Stewart and Dr. O’Brien all separately qualify as an “audit committee financial expert,” as such term is defined in the regulations under the Exchange Act. The Audit Committee held four meetings in fiscal 2018.

Compensation Committee.   The Compensation Committee is responsible for (1) reviewing key employee compensation goals, policies, plans and programs, (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers, (3) reviewing and approving employment contracts and other similar arrangements between the Company and our executive officers, (4) reviewing and consulting with the Board on the selection of the chief executive officer and evaluation of such officer’s executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans, (6) approving overall compensation policies for the Company and (7) handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. Our Compensation Committee currently consists of Mr. Crowell, Mr. Levine and Dr. Faghri, each of whom satisfies the independence requirements of Nasdaq. The Compensation Committee held three meetings in fiscal 2018.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is responsible for: (1) evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to committees, (2) establishing a policy for considering stockholder nominees for election to our Board, (3) evaluating and recommending candidates for election to our Board, (4) overseeing our Board’s performance and self-evaluation process and developing continuing education programs for our directors, (5) reviewing our corporate governance principles and policies and providing recommendations to the Board regarding possible changes, and (6) reviewing and monitoring compliance with the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) and our Insider Trading Policy. Our Nominating and Corporate Governance Committee consists of Mr. Stewart, Dr. Kaplan, Dr. O’Brien and Dr. Faghri, each of whom satisfies the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee held two meetings during fiscal 2018.

The Board seeks to have a diverse group of members who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. Desired qualities include: high-level leadership experience in business or administrative activities, and significant accomplishment; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

In evaluating candidates, the committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Director Nominations to be Considered by the Board.”

Corporate Governance Guidelines

The Board adopted a set of Corporate Governance Guidelines, which, among other things, sets forth the Company’s expectations and policies with respect to the roles and responsibilities of the Board, director affiliations and conflicts, director compensation, standards of director conduct, and the qualifications and other criteria for director nominees. The Nominating and Corporate Governance Committee is responsible for periodically reviewing and reassessing the adequacy of these guidelines and recommending changes to the Board for approval.

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Ethics, which is intended to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers areas of professional conduct, such as conflicts of interest, fair dealing, the protection of confidential information and compliance with laws, regulations and rules. Any waiver of the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by the Board and must be promptly disclosed as required by law or the rules and regulations of Nasdaq.

Board Risk and Compensation Risk Oversight

The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, the Audit Committee oversees risks associated with the Company’s systems of disclosure controls and internal controls over financial reporting as well as the Company’s compliance with legal and regulatory requirements as well as risks associated with foreign exchange, insurance, credit and debt. The Corporate Governance and Nominating Committee oversees risks associated with sustainability. The Compensation Committee considers risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements. The full Board is responsible for considering strategic risks and succession planning and receives reports from each Committee as to risk oversight within their areas of responsibility.

The Company’s senior management periodically reports on risk management policies and practices to the relevant Board Committee or to the full Board so that any decisions can be made as to any required changes in the Company’s risk management and mitigation strategies or in the Board’s oversight of these.

Finally, as part of its oversight of the Company’s executive compensation programs, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Board Diversity

The Company’s policy on Board diversity relates to the selection of nominees for the Board. In selecting a nominee for the Board, the Nominating and Corporate Governance Committee considers the skills, expertise and background that would complement the existing Board and ensure that its members are of sufficiently diverse and independent backgrounds, recognizing that the Company’s businesses and operations are diverse and global in nature. The Nominating and Corporate Governance Committee does not have a specific policy regarding diversity when assessing candidates for the Board, but may consider various kinds of diversity such as diversity of professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin experience and industry diversity, when considering whether to nominate an individual for Board membership.  The Nominating and Corporate Governance Committee assesses the effectiveness of this objective when evaluating new director candidates and when assessing the composition of the Board. The Board believes it is important that its members represent diverse viewpoints and perspectives in their application of judgment to company matters. The Board will consider diversity as a key factor when considering future candidates for director when Board vacancies exist.

Board Leadership Structure

The Board has no formal policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer, which are currently combined. However, the Board understands that no single leadership model is right for all companies and at all times. The Board believes that it should have the flexibility to make decisions as to the Chairman position from time to time in the way that it believes will best provide effective leadership for the Company. Accordingly, the Board periodically reviews its leadership structure, including whether these offices should be separate. The Board has determined that the current structure consisting of combined roles of Chairman and Chief Executive Officer is an effective and appropriate leadership structure for the Company at this time. All the current members of our Board are independent, except for the CEO and COO/CFO, and all of our Board committees are composed entirely of independent directors.

To promote open discussion among the independent directors, the independent directors routinely meet in executive session without the participation of management at each regularly scheduled meeting of the Board. The Board does not have a lead independent director. The Chairman of the Audit Committee leads the sessions of the Board in which management directors and other members of management are not present.

DIRECTOR COMPENSATION

Independent members of our Board are paid $50,000 per year, payable quarterly, and are entitled to annual stock option and restricted stock grants for their services at the discretion of the Compensation Committee and upon approval of the Board. During fiscal 2018, each director was granted stock options and shares of restricted stock as indicated in the table below. In addition, the Chairs of the Compensation and Audit Committees are entitled to an additional payment of $5,000 per year. In addition, our compensation policy provides for reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings or of any committee thereof. The Compensation Committee reviews non-employee director compensation annually and recommends changes to the Board for approval.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Mitchell I. Quain	50,000	124,550	49,700	—	—	—	224,250

Richard Crowell	55,000	124,550	49,700	—	—	—	229,250

Dr. Amir Faghri	50,000	124,550	49,700	—	—	—	224,250

Alan B. Levine	55,000	124,550	49,700	—	—	—	229,250

Dr. Thomas J. O’Brien	50,000	124,550	49,700	—	—	—	224,250

Edward D. Stewart	50,000	124,550	49,700	—	—	—	224,250

Dr. Steven H. Kaplan	12,500	—	—	—	—	—	12,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since April 1, 2017, we have not been a party to, nor have we currently proposed, any transaction or series of similar transactions in which the amount exceeds $120,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation agreements and other agreements which are described in the “Executive Compensation” section of this proxy statement. The Company’s Directors and executive officers are subject to annual related party certifications and the Code of Ethics, which requires that an employee or Director avoid placing himself or herself in a position in which his or her personal interests could interfere in any way with the interests of the Company.

We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Director Compensation”) and the reimbursement of expenses relating to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of July 1, 2018, by each director and each of the executive officers identified in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement and by all of its directors and executive officers as a group (14 persons). The table lists the number of shares and percentage of shares beneficially owned based on 24,613,496 shares of common stock outstanding as of July 1, 2018. The figures in the table assume the exercise of all stock options currently exercisable or exercisable within 60 days of July 1, 2018 as well as all restricted stock which would vest within 60 days of July 1, 2018. Information in the table is derived from SEC filings made by such persons under Section 16(a) of the Exchange Act and other information received by the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael J. Hartnett	456,531	1.9%
Daniel A. Bergeron	122,244	*
Patrick S. Bannon	3,284	*
Richard J. Edwards	26,663	*
Thomas J. Williams	14,978	*
Richard R. Crowell	41,110	*
Dr. Amir Faghri	10,323	*
Alan B. Levine	19,210	*
Dr. Thomas J. O’Brien	23,750	*
Mitchell I. Quain	13,250	*
Edward D. Stewart	19,250	*
Dr. Steven H. Kaplan	1,440	*
All directors and executive officers as a group (14 persons)	753,579	3.1%

*	Less than one percent

The following table sets forth each stockholder which, as of July 1, 2018, is known by us to be the beneficial owner of more than 5% of our common stock. Information in the table is derived from SEC filings made by such persons pursuant to Section 13 of the Exchange Act and other information received by the Company. Except as indicated in the footnotes to this table, the entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

T. Rowe Price Associates, Inc. 100 East Pratt Street	2,490,499	(a)	10.1%
Baltimore, MD 21202-1009

Kayne Anderson Rudnick Inv. Mgmt. LLC	2,424,214	(b)	9.8%
1800 Avenue of the Stars, 2nd floor
Los Angeles, CA 90067

BlackRock Inc.	2,066,687	(c)	8.4%
55 East 52nd Street
New York, NY 10055

The Vanguard Group	1,890,331	(d)	7.7%
100 Vanguard Blvd.
Malveen, PA 19355

Neuberger Berman Group LLC	1,872,057	(e)	7.6%
605 Third Avenue
New York, NY 10158

(a)	A filing of Form 13G with the SEC dated February 14, 2018, by T. Rowe Price Associates, Inc. indicates that it has or shares voting or investment power over 2,490,499 shares of the Company’s outstanding common stock.
(b)	A filing of Form 13G with the SEC dated February 13, 2018, by Kayne Anderson Rudnick Investment Management, LLC indicates that it has or shares voting or investment power over 2,424,214 shares of the Company’s outstanding common stock.
(c)	A filing of Form 13G with the SEC dated January 24, 2018, by BlackRock Inc. indicates that it has or shares voting or investment power over 2,066,687 shares of the Company’s outstanding common stock.
(d)	A filing of Form 13G with the SEC dated February 7, 2018, by The Vanguard Group indicates that it has or shares voting or investment power over 1,890,331 shares of the Company’s outstanding common stock.
(e)	A filing of Form 13G with the SEC dated February 14, 2018, by Neuberger Berman Group LLC indicates that it has or shares voting or investment power over 1,872,057 shares of the Company’s outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of the Company’s common stock with the SEC and Nasdaq. Based on a review of ownership reports filed with the SEC during fiscal 2018, the Company believes that all Section 16(a) filing requirements were met during the year.

Executive Officers and Directors

The following table sets forth information concerning our directors and executive officers as of July 1, 2018. Each director is elected for a term specified in this proxy or until such person’s successor is duly elected and qualified.

Name	Age	Positions
Dr. Michael J. Hartnett	72	Chairman, President and Chief Executive Officer
Daniel A. Bergeron	58	Director, Vice President, Chief Operating Officer and Chief Financial Officer
Patrick S. Bannon	53	Vice President and General Manager
Richard J. Edwards	62	Vice President and General Manager
Thomas J. Williams	66	Corporate General Counsel & Secretary
Robert M. Sullivan	34	Corporate Controller
Ernest D. Hawkins	53	Vice President Finance and Chief Accounting Officer
Richard R. Crowell	63	Director
Dr. Amir Faghri	67	Director
Alan B. Levine	74	Director
Dr. Thomas J. O’Brien	70	Director
Mitchell I. Quain	66	Director (Not standing for re-election)
Edward D. Stewart	75	Director
Dr. Steven H. Kaplan	65	Director

Dr. Michael J. Hartnett has been with the Company for 26 years. He has been the President and Chief Executive Officer since April, 1992 and Chairman of the Board since June, 1993. Prior to that, Dr. Hartnett served as President and General Manager of our Industrial Tectonics Bearings Corporation, or ITB, subsidiary from 1990, following eighteen years at The Torrington Company, one of the three largest bearings manufacturers in the U.S. While at The Torrington Company, Dr. Hartnett held the position of Vice President and General Manager of the Aerospace Business Unit and was, prior to that, Vice President of the Research and Development Division. Dr. Hartnett holds an undergraduate degree from the University of New Haven, a Masters degree from Worcester Polytechnic Institute and a Ph.D. in Applied Mechanics from the University of Connecticut. Dr. Hartnett has also developed numerous patents, authored more than two dozen technical papers and is well known for his contributions to the field of tribology, the study of friction. Dr. Hartnett served as a director of Aftermarket Technology Corp., a publicly-held company in the business of re-manufacturing aftermarket components for automobiles until October, 2010, and served as a director of Process Fab Inc., a private company in the business of precision manufacturing and related services until March, 2014. Dr. Hartnett provides our Board with significant leadership and executive experience.  His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective.

Richard R. Crowell has been a director since June, 2002 and Chairman of the Compensation Committee since August, 2005. Mr. Crowell is a Managing Partner of Vance Street Capital LLC, a private equity investment firm he founded in 2007. Previously he was the President of Aurora Capital Group, a private equity investment firm he co-founded in 1991. Prior to establishing Aurora in 1991, Mr. Crowell was a Partner and President of Acadia Partners, a New York-based investment fund. From 1983 to 1987, he was a Managing Director, Corporate Finance for Drexel Burnham Lambert. He serves on the Executive Committee of the Board of Visitors for the UCLA Anderson School of Management. Mr. Crowell is a director of Micronics, Inc., IAC Industries, RST Instruments Ltd. and Motion Dynamics Corporation. All are private companies in the businesses of filtration products, precision manufacturing, engineered solutions, engineered surgical products, precision wire components and related services. Mr. Crowell earned an M.B.A. from UCLA’s Anderson School and a B.A. from the University of California, Santa Cruz. Mr. Crowell brings broad business, financial and executive leadership experience to the Board, developed through his leadership roles at Vance Street Capital LLC, Aurora Capital Group LLC, Acadia Partners and Drexel Burnham Lambert. He has extensive experience with a number of precision manufacturing and aerospace companies. In addition, Mr. Crowell’s experience in private investment enables him to bring a valuable investor’s view to our Board and his relationships across the financial community strengthen the Company’s access to capital markets. His board memberships provide deep understanding of trends in the precision manufacturing and aerospace sectors, both of which present ongoing challenges and opportunities for the Company.

Dr. Amir Faghri has been a director at RBC Bearings Incorporated since July, 2004. Dr.  Faghri is currently Distinguished Professor of Engineering and Distinguished Dean Emeritus at the University of Connecticut. He was the Dean of the School of Engineering at the University of Connecticut from 1998 to 2006, and the Head of the Mechanical Engineering Department from 1994 to 1998. While holding such academic and administrative positions as distinguished and chair professor, department head, and Dean, Dr. Faghri authored eight books and edited volumes, more than 310 archival technical publications (including 210 journal papers), and 9 U.S. patents.  He has served as a consultant to several major research centers and corporations, including Los Alamos and Oak Ridge national laboratories, Exxon Mobil Corporation, and Intel Corporation.  Dr. Faghri's technical productivity is further complemented by his service on the editorial boards of eight scientific journals.  Dr. Faghri has received many honors and awards, including the American Institute of Aeronautics & Astronautics (AIAA) Thermophysics Award in 1988, the American Society of Mechanical Engineering (ASME) Heat Transfer Memorial Award in 1988, the ASME James Harry Potter Gold Medal in 2005, and the ASME/AIChE Max Jakob Memorial Award in 2010. Dr. Faghri received his M.S. and Ph.D. degrees from the University of California at Berkeley (1974,1976) and a B.S. with highest honors from Oregon State University (1973). As former Dean of the School of Engineering at the University of Connecticut from 1998 to 2006, with financial oversight responsibilities for all engineering departments and research centers, Dr. Faghri provides the Company with a wealth of valuable executive and engineering experience. His association with U.S. companies and global academia provides the Company with valuable state of the art engineering resources and workforce development.

Alan B. Levine has been a director and chairman of our Audit Committee since October, 2005. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. (2001 to 2002) and Chief Financial Officer and Treasurer of Marathon Technologies Corporation (1998 to 2001). Mr. Levine is currently a director of Dynasil Corporation of America and Chairman of the Audit Committee. From January, 2007 until July, 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admission Council. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. He is currently retired. Previously, Mr. Levine served as a director and Audit Committee Chair of MCK Communications, director and Audit Committee Chair of Nextera Enterprises, Inc., and director of Magnatek, Inc. Mr. Levine earned a Bachelor of Arts degree from the University of Vermont. He also holds a Master of Accounting degree from the University of Arizona and was a certified public accountant. As chairman of our Audit Committee Mr. Levine has demonstrated that he is valuable to the Audit Committee’s function. He is the Company’s designated "audit committee financial expert" as defined by SEC regulations. Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former partner with Ernst & Young LLP and former Chief Financial Officer. This knowledge and experience gives Mr. Levine a perspective that he is able to use to help the Audit Committee and Board understand the highly technical issues management confronts on a daily basis and to serve as a critical resource for management. Mr. Levine’s depth of business, accounting and financial experience makes him an excellent candidate as a member of our Board.

Dr. Thomas J. O’Brien has been a director and Audit Committee member since February, 2006. Dr. O’Brien has served as a professor at the University of Connecticut since 1986 and as the Head of the Finance Department from 1999 until 2007. Prior to this, Dr. O’Brien held positions at the University of North Carolina-Chapel Hill, Duke University, University of North Carolina-Charlotte and Florida State University. In addition to Dr. O’Brien’s distinguished career as a professor, he has also written several books and has co-authored numerous papers and articles covering topics in finance. Dr. O’Brien earned a Bachelor of Arts degree in Economics from Davidson College. He received his MBA from the University of Pennsylvania and holds a PhD in Finance from the University of Florida. When he was elected as a director, Dr. O’Brien had established an impressive academic record in finance, and was Head of the Finance Department at the University of Connecticut. Dr. O’Brien provides the Company with a wealth of valuable academic finance knowledge and executive experience which qualifies him as a "Financial Expert" for the Audit Committee. His continuing association with the University of Connecticut provides the Company and the Audit Committee and the Board with a valuable state of the art finance resource. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Edward D. Stewart has been a director since June, 2013. Mr. Stewart is the former Chairman of the Board of ATC Technology Corporation and has served on other company Boards and Audit Committees. Mr. Stewart has many years of financial and operational experience with General Electric Company including as Executive Vice President of GE Capital and Chief Financial Officer of a number of other GE businesses. Mr. Stewart formerly served as a member of the Board of Directors of Nordstrom fsb, a formerly wholly owned subsidiary of Nordstrom, Inc. and a member of its Audit and Investment Committees. Mr. Stewart earned a Bachelor of Arts, Economics degree from Tufts University. His extensive financial experience qualifies him as a "Financial Expert" for the Audit Committee. In addition, his service as a director of other publicly-traded and private companies are valuable resources to the Board. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Dr. Steven H. Kaplan has been a director at RBC Bearings Incorporated since January, 2018. He has been the president of the University of New Haven since 2004 and has led the University through a period of remarkable growth and development. In 2015, in recognition of his contributions to transforming the University, Dr. Kaplan was presented the Chief Executive Leadership Award by the Council for Advancement and Support of Education (CASE) District I. He also was named "Businessman of the Year" by Business New Haven magazine in 2008. Dr. Kaplan also was awarded the 2011 William M. Burke Presidential Award for Experiential Education by the National Society for Experiential Education. Previously, Dr. Kaplan was chancellor and professor of English at the University of Virginia's College at Wise. Dr. Kaplan began his teaching career in 1982 as an Instructor of English at the University of Maryland, European Division. From 1985-1989, he served as Visiting Lecturer in American Studies at Eberhard-Karls Universität, Tübingen, Germany – one of the oldest and most highly regarded universities in Europe. After completing his doctoral studies at Eberhard-Karls Universität, he returned to the U.S. to teach English at the University of Southern Colorado. Dr. Kaplan also served as Dean of Arts and Humanities at SUNY College at Buffalo and as Dean of the College of Liberal Arts and Sciences at Butler University. In addition to earning his Ph.D. in Comparative Literature at Eberhard-Karls Universität, Dr. Kaplan holds a Master of Arts degree (with a concentration in philosophy, German and English) from Eberhard-Karls Universität and a Bachelor of Arts degree from the University of California at Los Angeles. This knowledge and Chief Executive experience allows Dr. Kaplan to provide the Company with a wealth of valuable international executive experience and a perspective that provides the Board a critical resource for management. His association with U.S. companies and global academia provides the Company with a valuable state of the art executive management resource and makes him an excellent candidate as a member of our Nominating & Governance Committee and Board.

Daniel A. Bergeron has been a director since June, 2013 and has been with the Company for 15 years. He joined us in May, 2003 as Vice President, Finance. On August 5, 2003, he was appointed Vice President and Chief Financial Officer. On June 7, 2017, he was additionally appointed Chief Operating Officer. From November, 2002 through May, 2003, he served as Vice President and Chief Financial Officer of Allied Healthcare International, Inc., a publicly-held provider of healthcare staffing services. Mr. Bergeron served as Vice President and Chief Financial Officer at Paragon Networks International, Inc., a telecommunications company, from June, 2000 to October, 2002. From April, 1998 to February, 2000, he served as Vice President and Chief Financial Officer of Tridex Corporation, a publicly-held software company. From July, 1987 to March, 1998, Mr. Bergeron held various financial reporting positions with Dorr-Oliver Inc., an international engineering and manufacturing company, including Vice President and Chief Financial Officer. Mr. Bergeron holds a B.S. in Finance from Northeastern University and an M.B.A. from the University of New Haven. Mr. Bergeron provides our Board with significant financial leadership and executive experience.  His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective. This collective background and experience makes him an excellent candidate as a member of our Board.

Set forth below is information concerning our Executive Officers who are not directors.

Richard J. Edwards has been with the Company since 1990. He joined us as Manufacturing Manager for the Hartsville, South Carolina facility in 1990. After holding the positions of Plant Manager for the Hartsville Plant, and Director of Operations for the RBC Divisions, he was named Vice President and General Manager for the RBC Divisions in 1996. Prior to joining us, Mr. Edwards spent six years with The Torrington Company as Materials Manager, and later Plant Superintendent in the Tyger River plant. He holds a Bachelor of Science degree in Management from Arizona State University.

Thomas J. Williams has been with the Company since 2006. He joined us as Corporate General Counsel and Secretary in May, 2006. From April, 2001 through May, 2006, he served as Assistant General Counsel of Ingersoll-Rand Company, a publicly-held manufacturing company. Mr. Williams was a member of the law firm of Pepe & Hazard LLP and was with the firm from February, 1999 to April, 2001. From February, 1998 to February, 1999, Mr. Williams was engaged in the private practice of law and financial planning. From August, 1981 to February, 1998, Mr. Williams served as Director of International Taxes and subsequently as Associate General Counsel and Assistant Secretary for The Stanley Works a publicly-held manufacturing company. From October, 1973 to August, 1981 Mr. Williams was employed by the Internal Revenue Service in Boston and New York as an Internal Revenue Agent and International Examiner. Mr. Williams holds a B.S.B.A. in Accounting from Stonehill College and a J.D. from Suffolk University and was a licensed certified public accountant.

Robert M. Sullivan has been with the Company since 2016. He was appointed Corporate Controller on February 13, 2017. He joined us as Assistant Corporate Controller in March 2016. From October 2013 to March, 2016 he worked at Sikorsky Aircraft Corporation involved in business development, program finance and financial planning and analysis. From August 2007 until October 2013 he was employed by Ernst & Young LLP as an Audit Manager. Mr. Sullivan holds a Bachelor of Science degree in Accounting from Fairfield University, a Master of Science degree in Accounting and Taxation from the University of Hartford, and he is currently pursuing his Masters of Business Administration degree from the University of Connecticut. He is a licensed certified public accountant.

Ernest D. Hawkins has been with the Company since 2015. He was appointed Vice President Finance and Chief Accounting Officer on June 7, 2017. Since April, 2014 he was Corporate Controller of the Company’s Sargent Aerospace & Defense Division. From January, 2008 to April, 2014 he was Segment Controller for the Dover Engineered Systems division of Dover Corporation. Mr. Hawkins holds a Bachelor of Science degree in Accounting from Ball State University and was a licensed certified public accountant.

Patrick S. Bannon has been with the Company since 1991. He was appointed Vice President and General Manager on November 3, 2017. He started his career as a manufacturing engineering manager with the Company’s ITB business in June 1991. He transferred to the Heim Bearing business as a manufacturing manager in 1995 and was promoted to plant manager of the Company’s ITB business in 1997 and in 2002 he also assumed responsibility for the Company’s operations in Mexico. He was promoted to plant manager of the Company’s Aircraft Products operations in 2004 maintaining responsibility for Mexico and the Company’s engineered components business and was subsequently promoted to General Manager in 2008. In 2016 he also added General Manager management responsibility for the Company’s AeroStructures and AeroComponents businesses. In October 2017, he added management responsibilities for the Company’s Heim Bearings business. Mr. Bannon has a Bachelor of Science degree in Mechanical Engineering with High Distinction from Worcester Polytechnic Institute.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“NEOs”) for fiscal 2018, who were:

Name	Position
Dr. Michael J. Hartnett	Chairman, President and Chief Executive Officer
Daniel A. Bergeron	Director, Vice President, Chief Operating Officer and Chief Financial Officer
Patrick S. Bannon	Vice President and General Manager
Richard J. Edwards	Vice President and General Manager
Thomas J. Williams	Corporate General Counsel & Secretary

The following information can be found in this year’s Compensation Discussion and Analysis and supporting tables:

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the members of the Compensation Committee identified below recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of RBC Bearings Incorporated

Richard R. Crowell (Chairman)

Alan B. Levine

Dr. Amir Faghri

Executive Summary: An Overview of Fiscal 2018

At last year’s annual meeting, approximately 93.9% of stockholder votes supported the advisory vote to approve executive compensation. The Company and Compensation Committee were disappointed with this outcome and wanted to take an opportunity to address the issues that were raised.

Compensation Philosophy and Programs

The Company’s core focus is on the delivery of sustainable Company performance and long-term stockholder value. The Company’s compensation programs are designed to further and support this focus and to incentivize and reward executives for achieving outstanding performance and generating value for the Company’s stockholders. In light of the outcome of last year’s advisory “Say-on-Pay” vote, the Company conducted a thorough review of its compensation philosophy and programs, as well as the Company’s performance and creation of value for our stockholders. The objective of this review was to assess whether our existing compensation programs were in fact properly aligning executive compensation with stockholder interests and realizing the pay-for-performance philosophy that we embrace. Our conclusion, as described in greater detail below, was that based on the Company’s outstanding performance relative to our peers, our compensation program is properly incentivizing our executive leadership to drive the Company forward and generate value for our stockholders. Based on this conclusion, and following a number of changes to the compensation programs in fiscal 2014, we determined that substantive changes were not necessary at that time.

Overview of Our Compensation Programs	Overview of Governance Practices and Policies

●   Compensation is delivered in the form of fixed pay, a cash incentive paid based on short-term performance and a mix of long-term equity incentives

●   All elements of compensation are targeted against the 50th percentile of the Company comparator group

●   All of the CEO’s variable compensation is performance-based

●   All named executive officer long-term incentives are stock-based, providing a direct tie to delivering sustainable long-term stockholder value

●   Long-term incentive awards vest over a period of three to five-years

●   Corporate performance assessment is based on EBITDA

●   Segment performance assessment for other NEOs is based on: (i) divisional sales plus depreciation minus total factory costs for the fiscal year division target comprised of revenue plus depreciations minus total factory cost; (ii) divisional revenue growth relative to U.S. Gross Domestic Product; and (iii) non-financial and qualitative performance goals, such as customer services levels, development of human resources, and overall Company and individual performance.

●   Short-term incentives NEOs other than the CEO take account of individual performance

●   Modest perquisites

●   An annual stockholder “Say-on-Pay” vote

●   A pay-for-performance philosophy

●   Use an appropriate comparator group, selected based on a range of financial factors

●   Significant stock ownership guidelines for the Executive Officers

●   A clawback policy that applies to all incentive compensation for the Executive Officers

●   Double trigger provisions in the event of a change in control

●   Prohibition on share recycling under the Long-Term Incentive Plans

●   Retention of an independent external compensation consultant

●   No repricing or backdating of options

●   No employment agreements, other than for the CEO and COO/CFO.

●   No “gross-ups”

For fiscal 2018, the CEO’s total compensation was $7,888,243, of which $7,056,418 (or 89.5%) was pursuant to a performance-based compensation program. The following pay mix graph for the CEO demonstrates the focus on performance-based pay.

Stockholder Engagement

The Company is committed to maintaining an ongoing dialogue with our stockholders to understand any concerns they may have with our compensation program or otherwise. Following the “Say on Pay” outcome in respect of fiscal 2016, the Company reached out to a number of stockholders to discuss our compensation program, explain the basis for our compensation decisions, and invite stockholder feedback regarding specific concerns with our compensation program. Based on the feedback and the results of the 2018 shareholder voting results, the Compensation Committee has evaluated and will continue to evaluate compensation program design in fiscal 2019.

Our discussions with our stockholders generally focused on their process for evaluating “Say-on-Pay” and pay for performance issues. In certain cases, stockholders indicated they vote on compensation issues based on evaluations made by their internal staff, while others indicated they vote on compensation issues taking into consideration the recommendations made by whomever they use for proxy advisory services. Below, we directly address the following primary issues raised with respect to our compensation program by proxy advisory service providers:

●	The Use of EBITDA as the Primary Incentive Compensation Metric with Return on Invested Capital (“ROIC”) as a supplemental metric.
●	Maintaining Our Compensation Comparator Group.
●	Pay for Performance Philosophy.

Following this discussion, we set forth highlights of our fiscal year 2018 financial performance that demonstrate the effectiveness of our executive compensation program.

Executive Pay Program Updates and 2018 Say on Pay Vote

At our 2017 Annual Stockholders Meeting, approximately 93.9% of votes cast supported the Company’s executive compensation program. This included the support of a majority of our largest stockholders (excluding management), and reflected a significant improvement versus the prior year.

During 2017, our Compensation Committee, working with management, undertook a review of our executive compensation programs. This effort included discussions with 15 major institutional stockholders and their corporate governance groups specifically regarding executive compensation, analysis of market practices at peer companies, and retention by the Compensation Committee of an independent compensation consultant. The objective of the investor outreach was to understand the factors our stockholders consider to be most important when evaluating our executive compensation program. We learned that stockholders were not seeking major changes to our executive compensation program, but rather that they had some ideas to refine and improve the program, often specific to CEO pay. Major stockholders were not prescriptive about plan design. Instead, they were more interested to see that the results and outcomes delivered by the plans were appropriately aligned with Company-wide and individual performance.

        During 2017 we took action in response to investor feedback:

Feedback We Received	Action Taken by Compensation Committee (2017)

While the stockholders believed that the EBITDA measurement worked well for the Company given its financial performance, the stockholders recommended the Board consider adding one or two more metrics to the compensation plan, such as ROIC. The stockholders believed that management was in the best position to determine the best targets for how they manage the business. Certain shareholders indicated that total shareholder return (“TSR”) should not be used as a metric and do not follow the recommendations of the proxy advisor groups.	For Fiscal 2018 and forward the Compensation Committee has amended the Company’s equity compensation program for the CEO and COO/CFO so that approximately 33% of the total equity compensation is based on ROIC as the measurement base. This would apply to stock options grants as well as restricted stock grants. The CEO’s and COO/CFO’s compensation will be based on a combination of EBITDA and ROIC, two measurement factors that management and the Compensation Committee believe fit very well with how the business is managed and align compensation with both the short term and the long term performance of the Company.

The stockholders believed it was reasonable to expect that Dr. Hartnett's compensation should be higher than the Peer Group given the fact that he is the Company founder and his length of service as well as the Company’s superior long term results.	Notwithstanding the stockholder’s belief as to the reasonableness of Dr. Hartnett’s compensation, Dr. Hartnett’s compensation has been restructured with the effect that his total compensation, including base salary, incentive bonus and equity compensation, has been reduced by 20% based on compensation targets.

The stockholders were generally not pleased with the Institutional Shareholder Service (“ISS”) recommendation to vote against the election of directors. The stockholders additionally understood the Company’s frustration with the proxy advisor groups and particularly with the 2016 peer group selected by ISS.	The Company will continue to be primarily guided by the feedback from its stockholders with respect to its compensation programs and any recommended changes.

A few stockholders expressed concern over the staggered board with a possible solution being the ability for a stockholder to call a special meeting with a 20% to 25% threshold.	The Company intends to seek additional feedback from a broader sampling of shareholders during 2018 regarding the expressed concern.

Several stockholders expressed concern over the director majority vote issue.	The amendment of the Company’s By-laws to provide for majority voting as set forth in Item 5 of our 2017 Proxy was approved.

The Use of EBITDA

EBITDA is the core measure used to assess Company operating performance under the variable pay programs applicable to our named executive officers. EBITDA is defined as the consolidated operating income plus depreciation, amortization and incentive stock compensation as reported by the Company. The Company and Compensation Committee believe that EBITDA is the most appropriate measure of operating performance for a number of reasons, and that, of the various performance metrics we could use under our variable pay programs, EBITDA most closely aligns with our stockholders’ best interests. A shared theme concerning the 2015 “Say on Pay” advisory vote was that we use EBITDA as the primary performance metric for purposes of the formulaic components of our performance-based compensation. The Compensation Committee uses EBITDA performance to determine the variable compensation of the CEO. The CEO’s annual performance incentive is based solely on EBITDA performance. The achievement of plan results in an annual incentive of 150% of base salary, with no incentive earned for achieving less than 80% of plan. EBITDA is also used to determine the size of awards under the long-term incentive program, requiring minimum performance of 75% of plan during the year to earn an award of both stock options and restricted stock. We took this observation very seriously and we revisited our use of EBITDA as the primary performance metric under both our short-term and long-term incentive plans. In our case, we continue to believe quite strongly that EBITDA is the most appropriate metric and that its use as the primary performance metric is a significant driver for our outstanding results and stock performance.

●	Our sole motivation in selecting performance metrics is to choose the metric that most accurately captures our performance as a company and the value that we are generating for our stockholders. We strongly believe that EBITDA is that metric.

●	EBITDA is the core foundation on which all of our business units run. In 2003, RBC Bearings was a highly leveraged private company. We developed a strong focus and discipline around cash management and capital allocation from the top of the organization to the bottom. We continue to apply this focus in operating our company today.

●	EBITDA allows management, investors, and others to evaluate and compare the Company’s core operating results, including return on capital and operating efficiencies, from period to period by removing the impact of the Company’s capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, changes in accounting reserves, other non-operating items and share-based compensation.

●	EBITDA is the measure that guides the Company through managing cash flow, operating cost and efficiency, and capital allocation during periods of economic downturn and inhibits the manipulation of operating performance through excessive leverage or capital expenditures, the impact of which are more problematic during periods of economic downturn.

●	EBITDA is a key driver for debt covenants.

●	We use EBITDA for business planning purposes, to run the business, for capital allocation decisions and to evaluate and price potential acquisitions.

●	In addition to its use by management, we also believe EBITDA is a measure widely used by securities analysts, investors, and others to evaluate the financial performance of our Company and other companies in our industry.

●	We view EBITDA as the most reliable bellwether of how well we are converting the Company’s revenue into value for our stockholders.

We did consider alternatives to the continued use of EBITDA, such as total shareholder return (“TSR”). We recognize that many companies use TSR as a performance metric under their compensation programs, and that its use is familiar to, and might be welcomed by, some shareholders. However, the feedback we received from our stockholders recommended against using TSR and upon considering how TSR would apply to RBC, we identified a number of challenges, particularly relating to the selection of an appropriate peer group with respect to TSR. Incorporating TSR as a performance metric would also be a major change internally to our organization and could disrupt how we run the business and achieve the results we have over the last 13 years. We have relied on EBITDA as our primary performance metric since our IPO in 2005, when our stock entered the market at $14.50 per share. On July 1, 2018, we were trading at $128.81 per share. We believe we are unique among our peers in achieving this result for our shareholders.

Our adoption of the ROIC metric for fiscal 2018 equity compensation is based on the belief that ROIC captures not just profitability but whether the magnitude of profitability is appropriate for the investments made. ROIC can also be compared across companies and industries and provides a closer link to key drivers of value creation. We also believe that ROIC works in close synergy with our primary EBITDA metric.

Maintaining our Compensation Comparator Group

The Compensation Committee reviews the Compensation Comparator Group (“Comparator Group”) annually to ensure it remains fit for the purposes of establishing annual executive compensation. Given the significant impact the Sargent acquisition had on the Company, updating the peer group for 2016 was necessary due to the increased size of the Company and its higher weighting within the aerospace sector. In assessing the composition of the Comparator Group, we use a number of selection criteria, including industry focus, company scope measured through revenue, market capitalization, headcount and financial growth. The Compensation Committee, along with confirmation by our stockholders, believes that this customized approach is preferable to an algorithmic GICS code approach to selecting a peer group, which lacks the precision and ability to take into account unique circumstances that we believe are crucial to devising a fairly representative peer group, particularly for companies like us that happen to be smaller than many of our competitors in the marketplace.

The Compensation Committee believes that offering competitive compensation packages to our leadership team is critical to retaining, for both the Company and our stockholders, the talent that has driven the outstanding results we have achieved during the past several years. To be legitimately competitive, our compensation program must be benchmarked against the full array of our competitors, not solely against our similarly sized competitors. As part of our comprehensive compensation review during fiscal year 2017, our Comparator Group remain unchanged from that in 2016. Details can be found on page 30. Our executives’ compensation is targeted at the 50th percentile against this market Comparator Group.

Pay for Performance Philosophy

The Company enthusiastically embraces the pay for performance philosophy, and it was this philosophy that guided the Compensation Committee’s deliberations regarding whether to modify our compensation program for fiscal year 2018. As described in greater detail in the following section, the Company achieved outstanding performance across numerous metrics during fiscal year 2018. We believe this outstanding performance underscores the effectiveness of our compensation program. The program we have designed is incentivizing our executive team to drive the results that create value for our stockholders and motivating our executive team to sustain that value creation in future fiscal years by rewarding the value created in fiscal year 2018. We believe our compensation program exemplifies a properly functioning pay for performance approach to compensation. We have constructed a compensation program that incentivizes our executive team to outperform our peers, and they have delivered on that objective, thereby generating significant value for our stockholders. We believe that maintaining our compensation program is a key component to sustaining this value creation for our stockholders through future fiscal years.

Performance Highlights and Pay Outcomes in 2018

Operating Results:

The Company’s operating results for fiscal 2018 demonstrated solid execution and continued strong operating performance. Net sales increased 9.7% from the previous year with corresponding significant increases to operating income, net income, diluted earnings per share and EBITDA.

Stock Performance:

As reported in the Company’s fiscal 2018 Form 10-K annual report, the following graph shows the total return to our stockholders compared to the Russell 2000 Small Cap Index and the Nasdaq Composite Index over the period from March 30, 2013 to March 31, 2018. Each line on the graph assumes that $100 was invested in our common stock on March 30, 2013 or in the respective indices at the closing price on March 30, 2013. The graph then presents the value of these investments, assuming reinvestment of dividends, through the close of trading on March 31, 2018.

*The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

These performance achievements resulted in:

●	Annual cash incentive awards ranging from 90% to 150% of target;
●	Discretionary performance-based annual bonuses for the named executive officers other than the CEO ranging from 15% to 40% of salary;
●	A performance-contingent restricted stock award to the CEO worth 105% of target; and
●	A performance-contingent stock option award to the CEO worth 105% of target.

More detail is provided in the following sections on the performance and decisions related to these awards.

Compensation Governance and Policies

Compensation Objectives and Philosophy

The Company’s compensation programs are designed to reward executives based on favorable performance and results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on an approved operating plan based on EBITDA which, by its nature, captures financial objectives of importance to the Company, including revenue and earnings growth, cash flow generation and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation. In addition for fiscal 2018 forward, an additional ROIC metric has been added for a portion of the CEO’s and COO/CFO’s equity compensation program.

Compensation Process

Constituent	Roles and Responsibilities
Compensation Committee (Comprised of the following three independent Directors for fiscal 2018: Richard R. Crowell (Chairperson), Alan B. Levine and Dr. Amir Faghri)

●   Details of the Compensation Committee’s duties are summarized in the Corporate Governance section of this proxy statement, and are set out in full in the Compensation Committee Charter, which can be viewed on the Company website at http://investor.rbcbearings.com.

●   Oversees the manner in which the Board discharges its responsibilities relating to the Company’s compensation policies and plans.

●   Reviews and determines, as appropriate, the compensation of the Company’s executive officers.

●   In consultation with the Board, the CEO, and senior management, develops and approves the Company’s executive compensation philosophy.

●   Reviews and approves corporate goals and objectives related to the CEO’s compensation and evaluates the CEO’s performance.

●   Determines the CEO’s compensation and reviews and approves the CEO’s recommendations regarding the compensation of the other executive officers.

●   Sole authority to retain and terminate executive compensation consultants engaged to provide advice to the Compensation Committee in connection with its responsibilities and to retain other professional advisors when necessary or appropriate.

Advisors to the Compensation Committee

●   Assist the Compensation Committee and senior management in their periodic review of the effectiveness and competitiveness of the Company’s executive compensation structure.

●   Generally report directly to the Board, although occasionally are engaged by senior management, subject to Compensation Committee approval and oversight.

●   During fiscal year 2016, the Compensation Committee retained Radford (an Aon Hewitt entity) as an independent advisor.

●   During fiscal year 2017, the Compensation Committee retained Willis, Towers Watson as an independent advisor.

Company Management

●   The CEO, who is in the best position to initially assess performance, makes recommendations to the Compensation Committee regarding compensation decisions applicable to the other executive officers.

●   Company management provides input and feedback to the Compensation Committee regarding the Compensation Committee’s compensation process.

●   Company management may be invited to attend Compensation Committee or Board meetings from time to time, or to contribute materials for such meetings. No member of Company management is present when the Compensation Committee or Board discusses his or her compensation.

Governance Policies

Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company, or had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal 2018.

Executive Compensation Clawback Policy

The Company maintains an Executive Compensation Clawback Policy to deter fraud and intentional illegal conduct that materially contributes to a restatement of our financial statements. The policy provides that if it is found that an Executive Officer engaged in fraud or intentional illegal conduct that materially contributed to the need to restate our financial statements, and the amount of any performance-based compensation actually paid or awarded to such Executive Officer would have been less had it been calculated based on such restated financial statements then, subject to certain exceptions set forth in the Policy, the Compensation Committee can seek to recover the after-tax portion of the difference between the amount actually paid and the amount that should have been paid.

The full Executive Compensation Clawback Policy can be found as Exhibit 10.1 to Current Report on Form 8-K dated July 25, 2013. This policy will be revised as required under the Dodd-Frank Act once the regulations implementing the clawback policy requirements of that law have been finalized.

Stock Ownership Guidelines

We operate stock ownership requirements for each of our Executive Officers and Non-Employee Independent Directors. These stock ownership requirements are designed to encourage stock ownership by our Executive Officers and Non-Employee Independent Directors and to further align their interests with our stockholders. Each Executive Officer and Non-Employee Independent Director must achieve and maintain ownership of ordinary stock or ordinary stock equivalents at or above a prescribed level. The requirements are as follows:

Position	Percent of Base Salary
Chief Executive Officer	6x multiple of base salary
All other Executive Officers	3x multiple of base salary
Non-Employee Independent Directors	3x multiple of annual retainer fee

Our stock-ownership program requires the accumulation of ordinary stock (or ordinary stock equivalents) over a five-year period following the date the person becomes subject to stock-ownership requirements. Executive Officers who experience a change of title or in base salary, and who have their stock ownership requirement increased as a result, have three years to achieve the new level from the date of such event. Ownership credit is given for actual ordinary stock and restricted stock owned, whether or not vested. Stock options do not count toward meeting the stock-ownership target unless the stock option is exercised and the stock received through the exercise is held as ordinary stock. The Compensation Committee reviews compliance with these guidelines on an annual basis.

The full text of the Company’s Stock Ownership Guidelines is filed as Exhibit 10.1 to Current Report on Form 8-K dated June 17, 2013.

Maintaining a Compensation Peer Group

The Compensation Committee compares the Company’s senior management compensation levels with those of companies in industries related to the Company and similar-sized companies in the industrial machinery, aerospace & defense, electronic equipment & instruments, electrical equipment, and semiconductor bearings industries. During 2016 the Compensation Committee undertook a review of our compensation peer group with the support of Radford, the Compensation Committee’s independent advisor. Given the significant impact the Sargent acquisition had on the Company, updating the peer group was necessary due to our increased size and higher weighting with the aerospace sector. A number of criteria were identified to inform the selection of appropriate peers, including industry focus, company scope measured through revenue, market capitalization, headcount and financial growth. As a result of the analysis, for 2016, six companies were removed from the previous peer group and seven companies were added. For 2018, the peer group remains unchanged from 2017.

Fiscal 2018 Peer Group

Barnes Group	AAR
Crane	Astronics
FARO Technologies	CIRCOR International
FLIR Systems	Cognex
Franklin Electric	Curtiss-Wright
Graco	Esterline Technologies
HEICO	Teledyne Technologies
Hexcel	Moog
Kulicke and Soffa Industries	MTS Systems

The Compensation Committee targets all elements of compensation at the 50th percentile of our peer group.

Compensation Program Components

The Compensation Committee regularly reviews and updates the Company’s compensation program for the CEO and other executive officers to ensure that compensation levels and benefits are competitive and reasonable, as measured against our peer group and using the guidelines described above.

The named Executive Officer’s core compensation elements are base salary, an annual cash incentive and a long-term equity incentive award in the form of Restricted Stock and Stock Options. Details and outcomes for fiscal 2018 are described below.

Base Salaries

Base salaries are reviewed annually. In 2018, the Compensation Committee reviewed the base salary of the CEO in accordance with his 2017 Amended and Restated Employment Agreement. The Compensation Committee also reviewed the CEO’s salary recommendation for the other named executive officers.

In reviewing and approving changes in base salary, the Compensation Committee takes account of a number of factors including:

●	Performance in role
●	Competitive positioning against market
●	Value to the Company and future potential
●	Scope of responsibility
●	Prior experience

As a result of the review, the following changes, based on fiscal years, were approved:

Name and Position	2017 Base Salary		2018 Base Salary	Change
Dr. Michael J. Hartnett		$968,776	$775,020	-20%
Daniel A. Bergeron		$400,000	$500,000	25%
Patrick Bannon	$	N/A	$239,615	N/A %
Richard J. Edwards		$306,000	$316,000	3.3%
Thomas J. Williams		$260,948	$266,063	1.8%

In approving these changes, the Compensation Committee took into account the performance of and achieved by the individuals and their salaries’ competitive relationship to industry and market level considerations within the ranges the Compensation Committee considers reasonable and necessary for the relative positions.

Annual Incentive Compensation Plan

Under the Company’s annual incentive compensation plan (“Annual Incentive Plan”), the Company pays performance-based annual cash incentive awards. The Annual Incentive Plan primarily assesses performance relative to stretching EBITDA goals on a formulaic and/or discretionary basis. As explained above (see page 25), EBITDA is the primary measure under the Annual Incentive Plan for a number of reasons:

●	It is a multi-faceted measure that assesses management of cash flow, operational efficiencies and top line growth.

●	It aligns the interests of our executive officers and our stockholders, as it is a measure used by securities analysts and investors to evaluate the Company’s performance in absolute and relative terms.
●	It directly reflects how the Company is run, with EBITDA being the primary measure used for business planning purposes.
●	It seeks to minimize the risks associated with other measures, which are open to manipulation, particularly during times of economic uncertainty.
●	The Compensation Committee believes that strong EBITDA performance is an indicator of long-term sustainable performance.

The core EBITDA goal under the Annual Incentive Plan for fiscal 2018 was set at $168,145,000 in accordance with the operating plan. This stretching goal represented an increase of 4.5% on actual $160,840,000 EBITDA achieved in fiscal 2017. Actual EBITDA for fiscal 2018 was $177,886,000 which equated to 105.9% of the stretching goal in the operating plan.

Fiscal 2018 Summary

The following Annual Incentive Plan payments were approved by the Compensation Committee in respect of performance during fiscal 2018:

Name	Annual Incentive	Additional Discretionary Bonus	Total Bonus
Dr. Michael J. Hartnett	$1,162,530		$1,162,530
Daniel A. Bergeron	$450,000		$450,000
Patrick S. Bannon	$90,000	$110,000	$200,000
Richard J. Edwards	$250,000		$250,000
Thomas J. Williams	$106,800		$106,800

Awards under the Annual Incentive Plan are subject to the Executive Compensation Clawback Policy (see page 29 above for a description of the Executive Compensation Clawback Policy). The discretionary bonus to Mr. Bannon was based on his achievement of selected objectives and overall Company performance.

For our named Executive Officers other than Dr. Hartnett and Mr. Bergeron, a broader range of performance measures, beyond EBITDA, are taken into account when determining their payments under the Annual Incentive Plan, to reflect the areas for which they are directly accountable. During the year, the named executive officers were eligible for annual cash incentive awards under the Annual Incentive Plan as follows, with percentages expressed relative to year-end base salary:

Name	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)	Performance Measures	Performance Assessment
Dr. Michael J. Hartnett	150%	250%	EBITDA	Formulaic

Daniel A. Bergeron	90%	150%	EBITDA	Formulaic

Patrick S. Bannon	60%	90%	Divisional sales plus depreciation minus total factory costs; Divisional revenue growth relative to U.S. Gross Domestic Product; non-financial and qualitative performance goals

Richard J. Edwards	60%	90%

Thomas J. Williams	40%	N/A	Overall Company and Individual performance

 In addition, the Compensation Committee may pay additional discretionary bonuses to the named Executive Officers other than the CEO in the case of exceptional performance 1.

1	Exceptional performance is determined based on a subjective evaluation of performance by the CEO relative to a number of factors, including, but not limited to, “Cash Flow”, “Cumulative Earnings Per Share Growth”, “Customer Service Levels” and “Debt (Net Debt) to Capital”.

An explanation of the performance assessment and annual incentive payments awarded during the year are set out below.

 Dr. Michael J. Hartnett

In accordance with the CEO’s April 2, 2017 Amended and Restated Employment Agreement, the CEO is entitled to an annual performance incentive equal to an amount determined as a percentage of the CEO’s base salary, based on the following criteria:

Percentage of Actual EBITDA to Plan	Amount of Bonus
80% to 89.9%	75% of Base Salary
90% to 99.9%	100% of Base Salary
100% to 109.9%	150% of Base Salary
110% to 119.9%	200% of Base Salary
120% or higher	250% of Base Salary

Actual EBITDA relative to Plan for fiscal year 2018 was 105.9%. This resulted in an annual incentive payment for Dr. Hartnett of 150% of his base salary, or $1,162,530.

Daniel A. Bergeron

The Vice President, Chief Operating Officer and Chief Financial Officer is eligible for an annual performance incentive based on the following criteria:

Percentage of Actual EBITDA to Plan	Amount of Bonus
80% to 89.9%	45% of Base Salary
90% to 99.9%	60% of Base Salary
100% to 109.9%	90% of Base Salary
110% to 119.9%	120% of Base Salary
120% or higher	150% of Base Salary

Actual EBITDA relative to Plan for fiscal year 2018 was 105.9%. This resulted in an annual incentive payment for Mr. Bergeron of 90% of salary, or $450,000.

Patrick S. Bannon and Richard J. Edwards

Named Executive Officers in charge of operating segments are eligible for an annual performance incentive of up to 60% of their base salary, based on performance in three areas.

1.	Divisional sales plus depreciation minus total factory costs for the fiscal year. This component is targeted at 50% of the total annual performance incentive (or 30% of their base salary), subject to adjustment based on level of achievement as noted below

Percentage of Achievement of Target Goal	Amount of Bonus as Percentage of Target
0% to 80%	No bonus
100%	100%
120% or higher	200%

2.

Divisional revenue growth relative to U.S. Gross Domestic Product. This component is equal to 25% of the total target annual performance incentive (or 15% of their base salary). This component is earned upon achievement of divisional revenue growth that exceeds two times U.S. Gross Domestic Product.

3.

Non-financial and qualitative performance goals. This component is equal to 25% of the total target annual performance incentive (or 15% of their base salary) and is the only discretionary component of the annual performance incentive.

The CEO reviews non-financial performance in areas critical to the long-term success of the business.

For fiscal 2018, Mr. Bannon achieved 83.9% of his goal under element (1) of his operating plan and therefore received a payment equal to 20% of the targeted amount under that element which is 30% of his base salary of $250,000; this calculates to $15,000. Mr. Bannon exceeded his goal under element (2) of his operating plan and therefore received a payment equal to 100% of his targeted amount under that element which is 15% of his base salary of $250,000; this calculates to $37,500. Last, Mr. Bannon received a payment under element (3) of his operating plan equal to 100% of the targeted amount under that element which is 15% of his base salary of $250,000; this calculates to $37,500.

For fiscal 2018, Mr. Edwards achieved 137.1% of his goal under element (1) of his operating plan and therefore received a payment equal to 200% of the targeted amount under that element which is 30% of his base salary of $318,000; this calculates to $190,800. Mr. Edwards exceeded his goal under element (2) of his operating plan and therefore received a payment equal to 100% of his targeted amount under that element which is 15% of his base salary of $318,000; this calculates to $47,700. Last, Mr. Edwards received a payment under element (3) of his operating plan representing approximately 24% of the targeted amount under that element which is 15% of his base salary of $318,000; this calculates to $11,500.

In aggregate, this resulted in the following annual incentive payments:

●	Patrick Bannon: 36.0% of salary, or $90,000
●	Richard J. Edwards: 78.6% of salary, or $250,000

In addition, the Vice President and General Managers were paid discretionary bonuses as described above.

Thomas J. Williams

The Corporate General Counsel & Secretary is eligible for an annual targeted performance incentive equal to a percent of his base salary, determined at the discretion of the CEO based on the Company’s overall performance and Mr. Williams’ individual performance relative to established goals and objectives. The actual annual performance incentive payable to Mr. Williams, as determined by the CEO, is not limited to the targeted percent.

Mr. Williams received an annual incentive payment of 40% of salary, or $106,800.

Long-Term Equity Incentive Program

The Company makes awards under the 2013 Long-Term Incentive Plan and the 2017 Long-Term Incentive Plan. These plans provide for grants of stock options, restricted stock and other types of equity awards for executive officers and other key managers.

In fiscal 2018 as was the case in fiscal 2017, awards were made to the CEO and named Executive Officers in the form of stock options and restricted stock. The purpose of these awards is to align management and stockholder interests over the long-term, by creating a strong and direct long-term relationship between executive compensation, value creation and stockholder returns. Furthermore, any awards under the Long-Term Incentive Plans provide the recipients with an incentive to maximize stockholder value and contribute to our success, while simultaneously enabling us to attract, retain and reward the best available people to lead our Company.

When determining whether to make awards under the Long-Term Incentive Plans to our named executive officers, and when determining the size of any such awards, the Compensation Committee considers a number of factors:

●	For the CEO and COO/CFO, the Company’s Actual EBITDA performance over the preceding fiscal year (see below)
●	For the other named Executive Officers, assessments by the CEO and the Compensation Committee of the achievement of applicable performance metrics
●	The perceived incentive that any grant would provide to generate long-term stockholder value
●	The contribution of the individual

Starting with fiscal 2018 the criteria for determining the award size for the CEO was changed to the following, with the intent to implement a 20% reduction based on achievement of 100% of target:

Percentage of Actual EBITDA to Plan	Amount of Restricted Shares Awarded	Amount of Stock Options Awarded

Less than 75%	None	—
75% to 84.9%	10,680	—
85% to 94.9%	16,020	26,000
95% to 104.9% (target)	21,360	52,000
105% to 114.9%	32,040	52,000
Over 114.9%	42,720	61,360

The long-term incentive awards have the following design features:

Restricted Stock	Stock Options

●   Typically vest over a three to five-year period, in equal amounts each year

●   Subject to Executive Compensation Clawback Policy

●   Taxed at ordinary income tax rates (subject to withholding) when the stock vests, and the Company receives a corresponding tax deduction.

●   Exercise price equal to fair market value at grant

●   Typically vest over a three to five-year period, in equal amounts each year

●   Expire seven years after the date of grant

●   Subject to Executive Compensation Clawback Policy

●   Taxed at ordinary income tax rates (subject to withholding) on exercise, when the Company receives a corresponding tax deduction

In addition, based on feedback from our outreach program with stockholders, an ROIC Based Equity Compensation Award Plan (“ROICAP”) for the Performance Period Fiscal Year 2018 was put in place for the CEO with the following target number of awards:

Target Number of Restricted Stock Units = 10,000

Target Number of Stock Options = 12,000

Starting with fiscal 2018 the criteria for determining the award size for the COO/CFO was changed from discretionary to the following performance based matrix:

Percentage of Actual EBITDA to Plan	Amount of Restricted Shares Awarded	Amount of Stock Options Awarded

Less than 75%	None	—
75% to 84.9%	5,000	—
85% to 94.9%	7,500	7,500
95% to 104.9% (target)	10,000	15,000
105% to 114.9%	15,000	15,000
Over 114.9%	20,000	17,700

In addition, the ROICAP for the Performance Period Fiscal Year 2018 was put in place for the COO/CFO with the following target number of awards:

Target Number of Restricted Stock Units = 5,000

Target Number of Stock Options = 10,000

The ROICAP Program is targeted to comprise approximately 1/3 of the CEO’s and/or the COO/CFO’s total equity incentive compensation in a year where ROIC targets are achieved. The types of grants authorized under this new ROICAP Program are as follows:

Restricted Shares - where 1/3 of such restricted stock award if earned and granted shall vest on each of the first, second and third anniversary of the grant date.

Stock Options - where 1/5 of such options granted shall vest and become exercisable on each of the first, second, third, fourth and fifth anniversary of the grant date. The exercise price for all such options shall be the closing price of the Company’s common stock on the date of grant. Such options shall expire on the 7th anniversary of the date of grant.

As mentioned, the first Performance Period is fiscal 2018. The Performance Measures are established at the beginning of the Performance period and calculated in accordance with the methodology in the approved annual External Plans.

Performance Measures - The number of Restricted Shares or Stock Options earned are determined by reference to Return on Invested Capital (“ROIC”). ROIC targets are to be approved annually by the Compensation Committee. ROIC is defined as Adjusted Operating Income (“AOI”) tax effected divided by Equity plus Debt less Cash (“Total Capitalization”). AOI is defined as Operating Income (adjusted to eliminate the effects of asset impairments, restructurings, acquisitions, divestitures, other unusual or non-recurring items, plant closing costs, and the cumulative effect of tax or accounting changes, as determined in accordance with U.S. GAAP, as applicable).

For fiscal 2018, the ROIC Plan target was equal to 8.5%. For fiscal 2018, the actual ROIC achieved was 10.49%.

The Number of Performance Based Restricted Shares or Stock Options Earned for the Performance Period is determined as follows:

	ROIC as % of Plan	Award Multiple
Threshold	-0.75%	50%
Target	0%	100%
Maximum	+0.75%	200%
In Between	Straight Line	Straight Line
Weighting	1/3

[Award Multiple * [TARGET NUMBER]] = number of shares / options actually granted.

Based on the Percentage of Actual EBITDA to Plan equaling 105.9%, Dr. Hartnett was awarded 32,040 shares of restricted stock and 52,000 stock options.

Based on the actual ROIC achieved of 10.49%, Dr. Hartnett was awarded 20,000 shares of restricted stock and 24,000 stock options.

Based on the Percentage of Actual EBITDA to Plan equaling 105.9%, Mr. Bergeron was awarded 15,000 shares of restricted stock and 15,000 stock options.

Based on the actual ROIC achieved of 10.49%, Mr. Bergeron was awarded 10,000 shares of restricted stock and 20,000 stock options.

Restricted Stock and Stock Options

As of the end of fiscal 2018, there remained 100,399 shares available for issuance as restricted stock and stock options under the 2013 Long-Term Incentive Plan. As of the end of fiscal 2018, there remained 1,500,000 shares available for issuance as restricted stock and stock options under the 2017 Long-Term Incentive Plan. Actual EBITDA during the year was 105.9% of plan. Based on these performance results, the following awards were approved by the Compensation Committee in fiscal 2018:

Name	Restricted Stock Fair Value	Stock Options Fair Value	Grant Date Fair Value (% of Base Salary)
Dr. Michael J. Hartnett	$3,905,888	$1,988,000	760%
Daniel A. Bergeron	$996,400	$745,500	348%
Patrick Bannon	$949,200	$617,400	653%
Richard J. Edwards	$199,280	$497,000	220%
Thomas J. Williams	$99,640	$186,375	107%

For further information regarding base salary, performance-based annual cash incentive awards under the Annual Incentive Plan, and equity awards under the Long-Term Equity Incentive Program for the named executive officers, see ”Summary Compensation” below.

Benefits and Perquisites

In addition to the core elements of compensation explained in the previous section (i.e., base salary, performance-based annual cash incentive awards under the Annual Incentive Plan, and equity awards under the Long-Term Equity Incentive Program), named Executive Officers are eligible for certain additional benefits, perquisites and plans, as described below.

Retirement Plans

The CEO and other executive officers are entitled to participate in the Company’s 401(k) plan on the same terms and conditions as all other eligible employees subject to a 5% of eligible employee compensation participation limit for highly compensated employees. The plan is funded by eligible participants through employee contributions and by the Company through matching contributions equal to 30% of the first 6% of eligible employee compensation.  These employee matching contributions were suspended by the Company on January 1, 2009 and reinstated on April 4, 2010 by the Company through matching contributions equal to 10% of the first 3.5% of eligible employee compensation.

Supplemental Executive Retirement Plan

To attract and retain highly qualified senior management executives, the Company maintains a Supplemental Executive Retirement Plan (the “SERP”). The SERP is a nonqualified supplemental pension plan for executives selected by the CEO that provides pension benefits in excess of those provided by the Company’s 401(k) plan discussed above. The SERP allows eligible employees to elect to defer, until termination of their employment, the receipt of up to 75% of their current salary and up to 100% of their bonus compensation. The Company makes contributions equal to 25% of the deferral amount, up to the first 7% of the employees’ annual compensation, which vest in full after one year of service.

Perquisite Programs

The Company’s Executive Officers are eligible to participate in the Company’s broad-based benefit programs, which are generally available to all employees, including health, disability and life insurance, and relocation programs. The perquisites provided to the CEO are set out in Schedule A to the CEO’s April 2, 2017 Amended and Restated Employment Agreement and include a leased vehicle, healthcare expense reimbursements and reimbursement of personal expenses of $50,000. The perquisites provided to the COO/CFO are set out in Schedule A to the COO/CFO’s April 2, 2017 Amended and Restated Employment Agreement and include a leased vehicle, healthcare and disability insurance expense reimbursements.

Certain named Executive Officers may also receive certain Company-provided perquisites including reimbursement of certain personal expenses, a leased vehicle or a vehicle allowance. These items are intended to provide those executives with a competitive perquisite program.

For further information regarding specific perquisites provided to the named Executive Officers, see “Summary Compensation” below.

Employment Agreements

Effective April 1, 2013 the Company entered into an Amended and Restated Employment Agreement with Dr. Michael J. Hartnett pursuant to which Dr. Hartnett continued to be employed as President, Chief Executive Officer and Chairman of the Board (the “2013 Hartnett Employment Agreement”). The 2013 Hartnett Employment Agreement provided a two year initial term with automatic annual renewals thereafter and was substantially similar to Dr. Hartnett’s previous Employment Agreement with the Company, dated April 4, 2010 (filed as Exhibit 10.1 to Current Report on Form 8-K dated April 26, 2010), except that the 2013 Hartnett Employment Agreement no longer provided for a guaranteed minimum annual increase in Dr. Hartnett’s base salary and Dr. Hartnett was solely eligible for a formulaic annual performance bonus based on achievement of performance goals, with no eligibility for any discretionary annual performance bonus, as set forth above under “Annual Incentive Compensation Plan”. Effective April 2, 2017, the Company entered into an Amended and Restated Employment Agreement with Dr. Michael J. Hartnett pursuant to which Dr. Hartnett continues to be employed as President, Chief Executive Officer and Chairman of the Board (the “2017 Hartnett Employment Agreement”). The 2017 Hartnett Employment Agreement provides a three year initial term with automatic annual renewals thereafter and is substantially similar to Dr. Hartnett’s previous 2013 Hartnett Employment Agreement with the exception that Dr. Hartnett’s base salary was reduced by 20% to a new base salary of $775,020 which results in a corresponding 20% reduction in Dr. Hartnett’s formula based annual incentive bonus.

A copy of the 2013 Hartnett Employment Agreement is filed as Exhibit 10.1 to Current Report on Form 8-K dated July 2, 2013.

A copy of the 2017 Hartnett Employment Agreement is filed as Exhibit 10.1 to Current Report on Form 8-K dated June 7, 2017.

Effective April 2, 2017 the Company entered into an Employment Agreement with Daniel A. Bergeron pursuant to which Mr. Bergeron is employed as its Vice President and Chief Operating Officer, and Chief Financial Officer reporting to the Chief Executive Officer (the “2017 Bergeron Employment Agreement”). The 2017 Bergeron Employment Agreement provides a three year initial term with automatic annual renewals thereafter.

A copy of the 2017 Bergeron Employment Agreement is filed as Exhibit 10.2 to Current Report on Form 8-K dated June 7, 2017.

No other executive officers have employment agreements and are employed “at will”.

Change-in-Control Compensation Agreements

Change-in-control compensation agreements generally protect income for key executives who would likely be involved in decisions regarding and/or successful implementation of merger/acquisition activity and who are at risk for job loss if a takeover occurs. We believe it is in the best interests of the Company and its stockholders to have such an agreement with our CEO and other Executive Officers in order (i) for the Board to be able to receive and rely upon the executive’s advice and counsel as to the best interests of the Company and its stockholders without concern that they might be distracted or influenced by the personal uncertainties and risks created by merger and/or acquisition proposals or threats, and (ii) to encourage them to remain with the Company and to continue to devote full attention to the Company’s business.

The 2013 Hartnett Employment Agreement and 2017 Hartnett Employment Agreement with Dr. Michael J. Hartnett provides that in the event of his termination of employment due to a change-in-control of the Company, he will generally be entitled to a payment equal to 2.5 times his annual base salary plus 2.5 times his target incentive compensation in effect at termination.

On February 1, 2010, the Company entered into change-in-control Letter Agreements with Daniel A. Bergeron, Richard J. Edwards, and Thomas J. Williams. On November 3, 2017 the Company entered into a change-in-control Letter Agreement with Patrick S. Bannon. Each Agreement entitles the executive to severance benefits if his employment with the Company is terminated under certain circumstances within 24 months after a change-in-control of the Company.  The amount of severance will generally be equal to 150% of the executive’s annual base salary plus 150% of the executive’s target incentive compensation in effect at termination.  In addition, each executive will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs and to continue participating in the Company’s welfare benefit programs for up to 18 months following his termination of employment.  The Agreements also commit the executives to remain employed with the Company in the event of a tender or exchange offer and includes a non-compete covenant for 12 months following the executive’s termination of employment due to a change-in-control.

The 2017 Bergeron Employment Agreement with Mr. Bergeron provides that in the event of his termination of employment due to a change-in-control of the Company, he will generally be entitled to a payment equal to 2.5 times his annual base salary plus 2.5 times his target incentive compensation in effect at termination. The 2017 Bergeron Employment Agreement replaced Mr. Bergeron’s change-in-control Letter Agreement dated February 1, 2010 and is effective April 2, 2017.

The form of the change-in-control Letter Agreement entered into with each of the named executives is attached as Exhibit 10.1 to Form 10-Q filed February 1, 2010.

In addition, the restricted stock grants and stock options owned by Dr. Michael J. Hartnett and the other executive officers, contain change-in-control provisions. The exact terms are set out and defined in the 2005, 2013 and 2017 Long-Term Incentive Plans, but in summary if a holder of these restricted stock grants or stock options ceases to be an employee because he or she is terminated without cause within 18 months after a change-in-control, all then unvested restricted stock and stock options shall vest on the date the holder ceases to be an employee. In addition, if there is a change-in-control of the Company or similar event, the Compensation Committee may, in its discretion, provide for the lapsing of restrictions on a participant’s restricted stock and the vesting of stock options on such terms and conditions as it deems appropriate.

Additional Information

Compensation Committee Policy Regarding Compliance with Section 162(m) of the Code

Prior to 2018, Section 162(m) of the Code precluded a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria were satisfied.

The Compensation Committee considers the anticipated tax treatment to the Company and the Executive Officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.

The Executive Officer Performance Based Compensation Plan (the “162(m) Plan”) is a plan pursuant to which executive officers selected by the Compensation Committee become eligible to receive an incentive bonus or a restricted stock grant based upon the Company’s meeting certain financial performance goals.  The 162(m) Plan is intended to constitute a qualified "performance-based compensation" for purposes of Section 162(m) of the Code. The Plan has an effective date of April 3, 2011. Dr. Hartnett was designated a Participant under the Plan by the Compensation Committee for fiscal 2012 and subsequent fiscal years. Mr. Bergeron has been designated as a Participant under the Plan by the Compensation Committee for fiscal 2018 and subsequent fiscal years.

As indicated, Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. In 2017 and prior years, the Committee designed awards under the Annual Incentive Plan, as well as Performance Based Restricted Stock Units (”PRSUs”) and stock options granted under equity incentive plans, that were intended to qualify for this performance-based compensation exception. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Committee structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our NEOs generally may not be deductible. While the Tax Cuts and Jobs Act may limit the deductibility of compensation paid to the NEOs, the Committee will—consistent with its past practice—design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

The cost to the Company of the incentive bonus amounts to be paid or restricted stock grants to participants cannot be determined at this time because payout of incentive bonus amounts and restricted stock grants are based on the Company’s future financial performance, the related performance measures set by the Committee and the number of participants named by the Committee. The Committee envisions that future incentive bonus amounts to be paid or restricted stock grants to participants will be consistent with the compensation and incentive programs approved by the Committee from time to time and described in the Company’s Annual Proxy to Stockholders under “Compensation Discussion and Analysis”.

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

SUMMARY COMPENSATION

							Change in
							Pension Value
							and
							Nonqualified
Name and						Non-Equity	Deferred
Principal	Fiscal			Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
		($)	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(3)	(g)(4)	(h)	(i)		(j)

Michael J. Hartnett	2018	775,020	—	3,905,888	1,988,000	1,162,530	—	56,805	(5)	7,888,243
	2017	968,776	—	3,672,529	2,027,000	968,776	—	57,033	(5)	7,694,114
	2016	922,643	—	2,854,936	1,785,600	1,383,965	—	60,528	(5)	7,007,672

Daniel A. Bergeron	2018	500,000	—	996,400	745,500	450,000	—	33,763	(6)	2,725,663
	2017	400,000	—	729,400	810,800	300,000	—	18,435	(6)	2,258,635
	2016	370,000	25,000	364,150	558,000	375,000	—	16,954	(6)	1,709,104

Patrick S. Bannon	2018	239,615	110,000	949,200	617,400	90,000	—	7,542	(7)	2,013,757

Richard J. Edwards	2018	316,000	—	199,280	497,000	250,000	—	23,799	(8)	1,286,079
	2017	306,000	1,560	72,940	202,700	73,440	—	25,553	(8)	682,193
	2016	306,000	—	145,660	446,400	40,000	—	20,616	(8)	958,676

Thomas J. Williams	2018	266,063	—	99,640	186,375	106,800	—	7,533	(9)	666,411
	2017	260,948	—	72,940	152,025	50,000	—	7,863	(9)	543,776
	2016	256,250	—	72,830	167,400	50,000	—	6,689	(9)	553,169

(1)	Column (c) includes amounts deferred by the officer pursuant to 401(k) Plan.

(2)	Bonuses for fiscal 2018, 2017 and 2016 were paid under the Company’s incentive compensation plan and are reflected in column (g). Mr. Bergeron received an additional discretionary bonus based on performance of $25,000 in fiscal 2016. Mr. Bannon received an additional discretionary bonus based on performance of $110,000 in fiscal 2018. Mr. Edwards received an additional discretionary bonus based on performance of $1,560 in fiscal 2017.

(3)	The amounts in columns (e) and (f) represent the fair market value on the date of grant of restricted shares and non qualified stock options granted each year. For additional information on the valuation assumptions regarding the restricted stock and stock option awards, refer to Note 14 to our financial statements for fiscal 2018 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 30, 2018.

(4)	The amounts in column (g) consist of annual cash bonuses earned in fiscal 2018, fiscal 2017 and fiscal 2016 and paid in the following fiscal year under the Company’s incentive compensation plan.

For fiscal 2018, Mr. Bannon achieved 83.9% of his goal under element (1) of his operating plan and therefore received a payment equal to 20% of the targeted amount under that element which is 30% of his base salary of $250,000; this calculates to $15,000. Mr. Bannon exceeded his goal under element (2) of his operating plan and therefore received a payment equal to 100% of his targeted amount under that element which is 15% of his base salary of $250,000; this calculates to $37,500. Last, Mr. Bannon received a payment under element (3) of his operating plan equal to 100% of the targeted amount under that element which is 15% of his base salary of $250,000; this calculates to $37,500.

For fiscal 2018, Mr. Edwards achieved 137.1% of his goal under element (1) of his operating plan and therefore received a payment equal to 200% of the targeted amount under that element which is 30% of his base salary of $318,000; this calculates to $190,800. Mr. Edwards exceeded his goal under element (2) of his operating plan and therefore received a payment equal to 100% of his targeted amount under that element which is 15% of his base salary of $318,000; this calculates to $47,700. Last, Mr. Edwards received a payment under element (3) of his operating plan representing approximately 24% of the targeted amount under that element which is 15% of his base salary of $318,000; this calculates to $11,500.

For fiscal 2018, Mr. Williams was awarded an annual performance bonus in the amount of $106,800. This amount represents approximately 40% of his base salary of $267,000. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

For fiscal 2017, Mr. Edwards achieved 85.5% of his goal under element (1) of his operating plan and therefore received a payment equal to 30% of the targeted amount under that element which is 30% of his base salary of $306,000; this calculates to $27,540. Mr. Edwards did not achieve his goal under element (2) of his operating plan. Last, Mr. Edwards received a payment under element (3) of his operating plan representing approximately 100% of the targeted amount under that element which is 15% of his base salary of $306,000; this calculates to $45,900.

For fiscal 2017, Mr. Williams was awarded an annual performance bonus in the amount of $50,000. This amount represents approximately 19% of his base salary of $261,375. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

For fiscal 2016, Mr. Hartnett received the maximum amount under the EBITDA calculation.

For fiscal 2016, Mr. Bergeron received the maximum amount under the EBITDA calculation plus an additional $25,000 which was awarded at the discretion of the CEO based on performance.

For fiscal 2016, Mr. Edwards achieved 74.1% of his goal under element (1) of his operating plan and therefore received no payment since he did not reach minimum achievement of 80%. Mr. Edwards did not achieve his goal under element (2) of his operating plan. Last, Mr. Edwards received a payment under element (3) of his operating plan representing approximately 87% of the targeted amount under that element which is 15% of his base salary of $306,000; this calculates to $40,000.

For fiscal 2016, Mr. Williams was awarded an annual performance bonus in the amount of $50,000. This amount represents approximately 20% of his base salary of $256,250. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

(5)	Consists of a leased vehicle of $2,376 in fiscal 2018, $3,253 in fiscal 2017 and $3,818 in fiscal 2016, healthcare expense reimbursements of $3,193 in fiscal 2018, $1,308 in fiscal 2017 and $6,710 in fiscal 2016, reimbursement of personal expenses per Dr. Hartnett’s employment agreements of $50,000 in fiscal 2018, fiscal 2017 and fiscal 2016 and taxable costs of group-term life insurance of $1,236 in fiscal 2018 and $2,472 in fiscal 2017.

(6)	Consists of a leased vehicle of $8,200 in fiscal 2018, $9,044 in fiscal 2017 and $9,044 in fiscal 2016, healthcare expense reimbursements of $9,938 in fiscal 2018, employer match contributed to Mr. Bergeron’s SERP account of $14,000 in fiscal 2018, $8,000 in fiscal 2017 and $7,350 in fiscal 2016, employer match contributions to Mr. Bergeron’s 401(k) account of $980 in fiscal 2018, $875 in fiscal 2017 and $560 in fiscal 2016 and taxable costs of group-term life insurance of $645 in fiscal 2018 and $516 in fiscal 2017.

(7)	Consists of employer match contributed to Mr. Bannon’s SERP account of $6,293 in fiscal 2018, employer match contributions to Mr. Bannon’s 401(k) account of $909 in fiscal 2018 and taxable costs of group-term life insurance of $340 in fiscal 2018.

(8)	Consists of Company-paid life insurance premiums of $5,634 in fiscal 2018, $7,439 in fiscal 2017 and $1,805 in fiscal 2016, a leased vehicle of $11,010 in fiscal 2018, $11,904 in fiscal 2017 and $11,901 in fiscal 2016, employer match contributed to Mr. Edwards’ 401(k) account of $903 in fiscal 2018, $893 in fiscal 2017 and $898 in fiscal 2016, employer match contributed to Mr. Edwards’ SERP account of $5,263 in fiscal 2018, $4,525 in fiscal 2017 and $6,013 in fiscal 2016 and taxable costs of group-term life insurance of $989 in fiscal 2018 and $792 in fiscal 2017.

(9)	Consists of employer match contributed to Mr. Williams’ 401(k) account of $897 in fiscal 2018, $897 in fiscal 2017 and $898 in fiscal 2016, employer match contributed to Mr. Williams’ SERP account of $5,531 in fiscal 2018, $5,442 in fiscal 2017 and $5,791 in fiscal 2016 and taxable costs of group-term life insurance of $1,105 in fiscal 2018 and $1,524 in fiscal 2017.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Stock Option Awards
	Grant	Threshold	Target		Maximum		Threshold	Target	Maximum
Name	Date	($)	($)		($)		(#)	(#)	(#)	(#)(8)	(#)	($/Sh)(8)	($)

Michael J. Hartnett	—	(1)	1,162,530	(2)	1,937,550	(3)	—	—	—	—	—	—	—
	6/27/2017	—	—		—		—	—	—	39,200	—	—	3,905,888
	6/27/2017	—	—		—		—	—	—	—	80,000	99.64	1,988,000	(9)

Daniel A. Bergeron	—	(4)	450,000	(5)	750,000	(6)	—	—	—	—	—	—	—
	6/27/2017	—	—		—		—	—	—	10,000	—	—	996,400
	6/27/2017		—		—		—	—	—	—	30,000	99.64	745,500	(9)

Patrick S. Bannon	—	—	150,000	(7)	225,000	(7)	—	—	—	—	—	—	—
	2/1/2018	—	—		—		—	—	—	7,500	—	—	949,200
	2/1/2018	—	—		—		—	—	—	—	20,000	126.56	617,400	(10)

Richard J. Edwards	—	—	190,800	(7)	286,200	(7)	—	—	—	—	—	—	—
	6/27/2017	—	—		—		—	—	—	2,000	—	—	199,280
	6/27/2017	—	—		—		—	—	—	—	20,000	99.64	497,000	(9)

Thomas J. Williams	—	—	106,800	(11)	—		—	—	—	—	—	—	—
	6/27/2017	—	—		—		—	—	—	1,000	—	—	99,640
	6/27/2017	—	—		—		—	—	—	—	7,500	99.64	186,375	(9)

(1)	Under the Annual Incentive Compensation Plan, if the target is not met, the amount of the award is at the discretion of the Board of Directors. For fiscal 2018 the Company EBITDA performance was equal to 105.9% of plan.

(2)	Equals 150% of base salary (100% to 109.9% of EBITDA to plan).

(3)	Equals 250% of base salary (120% or greater of EBITDA to plan).

(4)	If the target is not met, the amount of the award is at the discretion of the CEO.

(5)	Equals 90% of base salary (100% to 109.9% of EBITDA to plan).

(6)	Equals 150% of base salary (120% or higher of EBITDA to plan).

(7)	Target is 60% of base salary. The targeted percentage is made up of three elements: (1) 30% of base salary upon achieving 100% of the established annual revenue and profit plan, with a minimum threshold of more than 80% of plan and an opportunity to earn up to 60% of base salary if the achievement is equal to 120% of plan; (2) up to 15% of base salary based on year to year revenue growth achievement in excess of that percentage equal to two times U.S. Gross Domestic Product; and (3) up to 15% of base salary, at the discretion of the CEO, upon achievement of acceptable customer service levels, development of human resources and the Company’s overall performance.

(8)	Awarded under the 2013 Long-Term Equity Incentive Program.

(9)	Awarded under the 2013 Long-Term Equity Incentive Program. The Grant Date Fair Value of restricted stock awards is based on the grant date closing price of $99.64.

(10)	Awarded under the 2013 Long-Term Equity Incentive Program. The Grant Date Fair Value of restricted stock awards is based on the grant date closing price of $126.56.

(11)	Target is 40% of base salary. The actual amount is determined at the discretion of the CEO based on the Company’s overall performance and the individual’s performance.

Dr. Hartnett Employment Agreement

On July 1, 2005, we entered into an employment agreement with Dr. Hartnett. Under the terms of the employment agreement, Dr. Hartnett was employed as our Chief Executive Officer. On April 22, 2010 the Company entered into a new Employment Agreement with Dr. Hartnett, effective April 4, 2010, pursuant to which Dr. Hartnett continued to be employed as President, Chief Executive Officer and Chairman of the Board. The new Employment Agreement replaced the July 1, 2005 Employment Agreement. Dr. Hartnett’s April 4, 2010 Employment Agreement had a two year initial term with automatic annual renewals thereafter. Effective April 1, 2013 the Company entered into the 2013 Hartnett Employment Agreement with Dr. Hartnett pursuant to which he continued to be employed as President, Chief Executive Officer and Chairman of the Board. The 2013 Hartnett Employment Agreement amended and restated the April 4, 2010 Employment Agreement and had a two year initial term with automatic annual renewals thereafter. Effective April 2, 2017 the Company entered into an Amended and Restated Employment Agreement with Dr. Michael J. Hartnett pursuant to which Dr. Hartnett continues to be employed as President, Chief Executive Officer and Chairman of the Board (the “2017 Hartnett Employment Agreement”). The 2017 Hartnett Employment Agreement provides a three year initial term with automatic annual renewals thereafter and is substantially similar to Dr. Hartnett’s previous 2013 Hartnett Employment Agreement with the exception that Dr. Hartnett’s base salary was reduced by 20% to a new base salary of $775,020 which results in a corresponding 20% reduction in Dr. Hartnett’s formula based annual incentive bonus.

Dr. Hartnett’s current employment agreement provides for a base salary effective April 2, 2017 of $64,585 per month.  Dr. Hartnett’s base salary is subject to review by the Compensation Committee not later than December 1 of each year who may increase (but not decrease) such base salary, at its sole discretion. Dr. Hartnett’s base salary was decreased to $64,585 per month effective April 2, 2017 representing an annualized decrease of 20 percent. Dr. Hartnett is also entitled to an annual performance bonus with respect to each fiscal year during which he remains an employee in an amount determined as a percentage of Dr. Hartnett’s base salary, based on the amount by which our performance exceeds (or fails to meet) EBITDA targets in an operating plan as explained above.

Dr. Hartnett’s current employment agreement also contains non-competition provisions prohibiting Dr. Hartnett from competing against us during the term of the employment agreement and for two years thereafter without our prior written consent. Dr. Hartnett is also entitled to certain additional benefits (beyond those generally available to our employees) including medical and hospitalization insurance and additional life insurance. We are also required to maintain an apartment in Los Angeles for use by Dr. Hartnett while on business.

Daniel Bergeron Employment Agreement

Effective April 2, 2017, the Company entered into an Employment Agreement with Daniel A. Bergeron pursuant to which Mr. Bergeron is employed as its Vice President and Chief Operating Officer, and Chief Financial Officer reporting to the Chief Executive Officer (the “2017 Bergeron Employment Agreement”). The 2017 Bergeron Employment Agreement provides a three year initial term with automatic annual renewals thereafter.

Mr. Bergeron’s current employment agreement provides for a base salary effective April 2, 2017 of $41,666.67 per month.  Mr. Bergeron’s base salary is subject to review by the Compensation Committee not later than December 1 of each year who may increase (but not decrease) such base salary, at its sole discretion. Mr. Bergeron is also entitled to an annual performance bonus with respect to each fiscal year during which he remains an employee in an amount determined as a percentage of Mr. Bergeron’s base salary, based on the amount by which our performance exceeds (or fails to meet) EBITDA targets in an operating plan.

Mr. Bergeron’s current employment agreement also contains non-competition provisions prohibiting Mr. Bergeron from competing against us during the term of the employment agreement and for two years thereafter without our prior written consent. Mr. Bergeron is also entitled to certain additional benefits (beyond those generally available to our employees) including medical and hospitalization insurance and disability insurance.

1998 Stock Option Plan

Effective February 18, 1998, we adopted the RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 1998 Stock Option Plan. The terms of the 1998 Stock Option Plan provide for the grant of options to purchase up to 8,413,900 shares of common stock to officers and employees of, and consultants (including members of the Board) to the Company and our subsidiaries. Options granted may be either incentive stock options (under Section 422 of the Code) or non-qualified stock options. The 1998 Stock Option Plan was administered by our Board or a committee to which the Board delegated its responsibilities. As of July 1, 2018, there were no outstanding options. The 1998 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 1998 Stock Option Plan was determined by our Board, but in no event was less than 100% of the Fair Market Value (as defined in the 1998 Stock Option Plan) of the common stock on the date of grant. Options granted under the 1998 Stock Option Plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

The 1998 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 1998 Stock Option Plan are not transferable by the holders thereof except by the laws of descent and distribution. Our Board has the right to establish such rules and regulations concerning the 1998 Stock Option Plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

2001 Stock Option Plan

The RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 2001 Stock Option Plan was adopted in fiscal 2002 and amended and restated on October 24, 2003. The terms of the 2001 Stock Option Plan provide for the grant of options to purchase up to 1,008,553 shares of common stock to officers and employees of, and consultants (including members of our Board) to, the Company and its subsidiaries selected by the CEO to participate in the plan. Options granted may be either incentive stock options (under Section 422 of the Code) or non-qualified stock options. The 2001 Stock Option Plan, which expired in July 2011, was administered by our Board or a committee to which the Board delegated its responsibilities. As of July 1, 2018, there were no outstanding options. The 2001 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 2001 Stock Option Plan was determined by the Board, but in no event was less than 100% of the Fair Market Value (as defined in the 2001 Stock Option Plan) of the common stock on the date of grant. Options granted under the 2001 Stock Option Plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

The 2001 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 2001 Stock Option Plan are not transferable by the holders thereof except (1) by the laws of descent and distribution, (2) transfers to members of any holder’s immediate family (which for purposes of the 2001 Stock Option Plan shall be limited to the participant’s children, grandchildren and spouse), (3) to one or more trusts for the benefit of such family members, or (4) to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members; provided, that options may be transferred pursuant to sections (2) through (4) hereof only if the option expressly so provides, or as otherwise approved by the CEO or the Board in their discretion. Our Board has the right to establish such rules and regulations concerning the 2001 Stock Option Plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

2005 Long-Term Equity Incentive Plan

We adopted our 2005 Long-Term Incentive Plan effective upon the completion of our initial public offering in August 2005. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

2,939,170 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. Of this amount, 683,502 options were awarded to Dr. Hartnett at the time of our initial public offering in August, 2005 at the offering price of $14.50 per share and the remainder was reserved for grants to our employees and directors at the discretion of our Compensation Committee. During fiscal 2009, the Company issued an additional 198,500 options and 43,500 restricted stock grants. During fiscal 2010, the Company issued an additional 363,000 options and 41,000 restricted stock grants. During fiscal 2011, the Company issued an additional 8,000 options and 25,000 restricted stock grants. During fiscal 2012, the Company issued an additional 201,000 options and 115,600 restricted stock grants. During fiscal 2013, the Company issued an additional 206,500 options and 121,250 restricted stock grants. During fiscal 2014, the Company issued an additional 193,500 options and 55,000 restricted stock grants. During fiscal 2015 the Company issued no additional options and 40,700 restricted stock grants. The 2005 Stock Option Plan has been frozen and no additional stock options or restricted stock will be awarded pursuant to the plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options.   Under the plan, the Compensation Committee or the Board may award grants of incentive stock options and other non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan (other than the initial award to Dr. Hartnett discussed above), and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

Restricted Stock.   Under the plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.   The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment and Termination of the Plan.   The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange or Nasdaq listing requirements. The plan terminated on the tenth anniversary of its adoption.

2013 Long-Term Equity Incentive Plan

Our 2013 Long-Term Incentive Plan was approved by our shareholders at the Company’s 2013 annual shareholder meeting. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

1,500,000 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. During fiscal 2014, the Company issued 8,000 restricted stock grants. During fiscal 2015, the Company issued 223,750 options and 73,100 restricted stock grants. During fiscal 2016 the Company issued 211,500 stock options and 142,450 restricted stock grants. During fiscal 2017, the Company issued 249,750 stock options and 157,500 restricted stock grants. During fiscal 2018 through July 1, 2018, the Company issued 217,280 stock options and 204,313 restricted stock grants. As of July 1, 2018, the 2013 Long-Term Incentive Plan had 12,357 stock options or other equity awards available for issuance. We may grant shares of restricted stock to our employees and directors in the future under the plan. Our Compensation Committee administers the plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options.   Under the plan, the Compensation Committee or the Board may award grants of incentive stock options and other non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan, and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

Restricted Stock.   Under the plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion. One half of the 12,357 shares available for issuance are available to be used for restricted stock awards.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.   The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment and Termination of the Plan.   The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange or Nasdaq listing requirements. If not previously terminated by the Board, the plan will terminate on the tenth anniversary of its adoption.

2017 Long-Term Equity Incentive Plan

Our 2017 Long-Term Incentive Plan was approved by our shareholders at the Company’s 2017 annual shareholder meeting. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

1,500,000 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. During fiscal 2018 through July 1, 2018, the Company issued 148,500 stock options and no restricted stock grants. As of July 1, 2018, the 2017 Long-Term Incentive Plan had 1,351,500 stock options or other equity awards available for issuance. We may grant shares of restricted stock to our employees and directors in the future under the plan. Our Compensation Committee administers the plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options.   Under the plan, the Compensation Committee or the Board may award grants of incentive stock options and other non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

Restricted Stock.   Under the plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion. One half of the 1,351,500 shares available for issuance are available to be used for restricted stock awards.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.   The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment and Termination of the Plan.   The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange or Nasdaq listing requirements. If not previously terminated by the Board, the plan will terminate on the tenth anniversary of its adoption.

On March 29, 2006, we accelerated vesting with respect to all outstanding options and warrants under our existing stock option plans. Such acceleration was approved by our Board. As of July 1, 2018, there were 978,185 outstanding stock options, 350,250 of which were exercisable.

Except as set forth above in “Long Term Equity Incentive Program” with respect to the CEO and COO/CFO, the Company does not have an established quantitative formula to determine the number of shares of stock options and/or restricted shares granted to each named Executive Officer. The grants are based on the Compensation Committee’s subjective evaluation based on an understanding and assessments of each individual named Executive Officer and a comparison to the competitive market for executive compensation. The factors taken into consideration by the Compensation Committee with respect to grants to named Executive Officers of stock options and/or restricted shares include the named executive’s responsibilities, experience level, retention risk, tenure, job performance and achievement of short-term and long-term goals.

The Compensation Committee typically reviews approval of equity grants on an annual fiscal year basis. The timing of the meeting is scheduled to allow the Compensation Committee time to review prior year performance and assemble all necessary information. Grants are generally scheduled to follow the release of earnings for the applicable quarter. The date is not selected or changed to increase the value of stock option awards for executives or directors information. Grants are generally scheduled to follow release of earnings for the applicable quarter. The date is not selected or changed to increase the value of stock option awards for executives or directors.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)		($)(1)	(#)	($)
Name	Exercisable	Unexercisable

Michael J. Hartnett	—	20,000	(2)	—	51.08	6/14/2020	—		—	—	—
	17,792	40,000	(6)	—	64.15	7/1/2021	—		—	—	—
	30,000	48,000	(9)	—	72.83	7/1/2022	—		—	—	—
	20,000	80,000	(13)	—	72.94	7/8/2023	—		—	—	—
	—	80,000	(17)	—	99.64	6/27/2024	—		—	—	—
	—	—		—	—	—	13,067	(21)	1,622,921	—	—
	—	—		—	—	—	33,567	(26)	4,169,021	—	—
	—	—		—	—	—	39,200	(30)	4,868,640	—	—
Daniel A. Bergeron	20,000	—		—	44.60	6/4/2019	—		—	—	—
	16,000	4,000	(3)	—	51.08	6/14/2020	—		—	—	—
	12,000	8,000	(7)	—	64.15	7/1/2021	—		—	—	—
	10,000	15,000	(10)	—	72.83	7/1/2022	—		—	—	—
	8,000	32,000	(14)	—	72.94	7/8/2023	—		—	—	—
	—	30,000	(18)	—	99.64	6/27/2024	—		—	—	—
	—	—		—	—	—	1,667	(22)	207,041	—	—
	—	—		—	—	—	6,667	(27)	828,041	—	—
	—	—		—	—	—	10,000	(31)	1,242,000	—	—

Patrick S. Bannon	—	20,000	(4)	—	126.56	2/1/2025	—		—	—	—
	—	—		—	—	—	875	(23)	108,675	—	—
	—	—		—	—	—	2,100	(28)	260,820	—	—
	—	—		—	—	—	4,000	(32)	496,800	—	—
	—	—		—	—	—	7,500	(35)	931,500	—	—
Richard J. Edwards	—	2,000	(5)	—	51.08	6/14/2020	—		—	—	—
	—	8,000	(7)	—	64.15	7/1/2021	—		—	—	—
	—	12,000	(11)	—	72.83	7/1/2022	—		—	—	—
	—	8,000	(15)	—	72.94	7/8/2023	—		—	—	—
	—	20,000	(19)	—	99.64	6/27/2024	—		—	—	—
	—	—		—	—	—	667	(24)	82,841	—	—
	—	—		—	—	—	667	(29)	82,841	—	—
	—	—		—	—	—	2,000	(33)	248,400	—	—
Thomas J. Williams	—	2,000	(5)	—	51.08	6/14/2020	—		—	—	—
	1,500	3,000	(8)	—	64.15	7/1/2021	—		—	—	—
	1,500	4,500	(12)	—	72.83	7/1/2022	—		—	—	—
	1,500	6,000	(16)	—	72.94	7/8/2023	—		—	—	—
	—	7,500	(20)	—	99.64	6/27/2024	—		—	—	—
	—	—		—	—	—	333	(25)	41,359	—	—
	—	—		—	—	—	667	(29)	82,841	—	—
	—	—		—	—	—	1,000	(34)	124,200	—	—

(1)	These amounts are based on a price per share of $124.20, the closing sales price for a share of our common stock on the last business day of fiscal 2018 (March 29, 2018) as quoted by the Nasdaq National Market.

(2)	These options vest as follows: 20,000 on June 14, 2018.

(3)	These options vest as follows: 4,000 on June 14, 2018.

(4)	These options vest as follows: 4,000 on February 1, 2019, 4,000 on February 1, 2020, 4,000 on February 1, 2021, 4,000 on February 1, 2022 and 4,000 on February 1, 2023.

(5)	These options vest as follows: 2,000 on June 14, 2018.

(6)	These options vest as follows: 20,000 on July 1, 2018 and 20,000 on July 1, 2019.

(7)	These options vest as follows: 4,000 on July 1, 2018 and 4,000 on July 1, 2019.

(8)	These options vest as follows: 1,500 on July 1, 2018 and 1,500 on July 1, 2019.

(9)	These options vest as follows: 16,000 on July 1, 2018, 16,000 on July 1, 2019 and 16,000 on July 1, 2020.

(10)	These options vest as follows: 5,000 on July 1, 2018, 5,000 on July 1, 2019 and 5,000 on July 1, 2020.

(11)	These options vest as follows: 4,000 on July 1, 2018, 4,000 on July 1, 2019 and 4,000 on July 1, 2020.

(12)	These options vest as follows: 1,500 on July 1, 2018, 1,500 on July 1, 2019 and 1,500 on July 1, 2020.

(13)	These options vest as follows: 20,000 on July 8, 2018, 20,000 on July 8, 2019, 20,000 on July 8, 2020 and 20,000 on July 8, 2021.

(14)	These options vest as follows: 8,000 on July 8, 2018, 8,000 on July 8, 2019, 8,000 on July 8, 2020 and 8,000 on July 8, 2021.

(15)	These options vest as follows: 2,000 on July 8, 2018, 2,000 on July 8, 2019, 2,000 on July 8, 2020 and 2,000 on July 8, 2021.

(16)	These options vest as follows: 1,500 on July 8, 2018, 1,500 on July 8, 2019, 1,500 on July 8, 2020 and 1,500 on July 8, 2021.

(17)	These options vest as follows: 16,000 on June 27, 2018, 16,000 on June 27, 2019, 16,000 on June 27, 2020, 16,000 on June 27, 2021 and 16,000 on June 27, 2022.

(18)	These options vest as follows: 6,000 on June 27, 2018, 6,000 on June 27, 2019, 6,000 on June 27, 2020, 6,000 on June 27, 2021 and 6,000 on June 27, 2022.

(19)	These options vest as follows: 4,000 on June 27, 2018, 4,000 on June 27, 2019, 4,000 on June 27, 2020, 4,000 on June 27, 2021 and 4,000 on June 27, 2022.

(20)	These options vest as follows: 1,500 on June 27, 2018, 1,500 on June 27, 2019, 1,500 on June 27, 2020, 1,500 on June 27, 2021 and 1,500 on June 27, 2022.

(21)	These restricted stock awards vest as follows: 13,067 on July 1, 2018.

(22)	These restricted stock awards vest as follows: 1,667 on July 1, 2018.

(23)	These restricted stock awards vest as follows: 875 on April 11, 2018.

(24)	These restricted stock awards vest as follows: 667 on July 1, 2018.

(25)	These restricted stock awards vest as follows: 333 on July 1, 2018.

(26)	These restricted stock awards vest as follows: 16,784 on July 8, 2018 and 16,783 on July 8, 2019.

(27)	These restricted stock awards vest as follows: 3,334 on July 8, 2018 and 3,333 on July 8, 2019.

(28)	These restricted stock awards vest as follows: 700 on December 4, 2018, 700 on December 4, 2019 and 700 on December 4, 2020.

(29)	These restricted stock awards vest as follows: 334 on July 8, 2018 and 333 on July 8, 2019.

(30)	These restricted stock awards vest as follows: 13,067 on June 27, 2018, 13,066 on June 27, 2019 and 13,067 on June 27, 2020.

(31)	These restricted stock awards vest as follows: 3,333 on June 27, 2018, 3,334 on June 27, 2019 and 3,333 on June 27, 2020.

(32)	These restricted stock awards vest as follows: 1,000 on December 2, 2018, 1,000 on December 2, 2019, 1,000 on December 2, 2020 and 1,000 on December 2, 2021.

(33)	These restricted stock awards vest as follows: 667 on June 27, 2018, 666 on June 27, 2019 and 667 on June 27, 2020.

(34)	These restricted stock awards vest as follows: 333 on June 27, 2018, 334 on June 27, 2019 and 333 on June 27, 2020.

(35)	These restricted stock awards vest as follows: 2,500 on February 1, 2019, 2,500 on February 1, 2020 and 2,500 on February 1, 2021.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)(1)

Michael J. Hartnett	131,282	7,658,130	46,632	4,753,999

Daniel A. Bergeron	20,000	1,726,800	6,332	646,077

Patrick S. Bannon	—	—	3,275	394,991

Richard J. Edwards	20,000	991,460	1,666	169,705

Thomas J. Williams	5,500	279,303	1,000	101,933

(1)	The fair market value was based on the closing price of our common stock on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Name	($)(1)	($)(2)	($)(3)	($)	($)

Michael J. Hartnett	—	—	3,753	—	395,033

Daniel A. Bergeron	200,000	14,000	78,384	—	831,035

Patrick S. Bannon	31,169	6,293	42,002	(24,006)	320,084

Richard J. Edwards	21,050	5,263	17,171	—	233,736

Thomas J. Williams	112,290	5,531	7,041	—	783,555

(1)	These amounts represent contributions made by each individual to the SERP. These amounts are included in the “Salary” column for each individual in the Summary Compensation Table.

(2)	These amounts represent contributions made by the Company to the SERP. These amounts are included in the “All Other Compensation” column for each individual in the Summary Compensation Table.

(3)	These amounts consist of appreciation (depreciation) and earnings (loss) on such individual’s account under the SERP.

Supplemental Retirement Plan

Effective September 1, 1996, we adopted a non-qualified supplemental retirement plan, or SERP, for a select group of executive officers and management employees designated by our CEO. The SERP allows eligible employees to elect to defer until termination of their employment the receipt of up to 25% of their current salary. Until January 1, 2010 when the Company match was suspended, the Company made contributions equal to the lesser of 50% of the deferrals or 3.5% of the employee’s annual salary, which vest in full after three years of service following the effective date of the SERP. The match was reinstated on April 1, 2011 by the Company through matching contributions equal to 25% of the first 7% of eligible employee compensation. The SERP was amended in August, 2008, allowing eligible employees to defer up to 75% of their current salary and up to 100% of bonus compensation. Also, the vesting period was reduced to one year of service.

Accounts are paid, either in a lump sum or installments, upon retirement, death or termination of employment. Accounts are generally payable from our general assets. Employees’ rights to receive payments are subject to the rights of our creditors.

 POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL OR TERMINATION

The table below summarizes the executive benefits and payments that would have been due to the CEO and other Executive Officers upon termination in connection with a change-in-control or termination of employment occurring on April 1, 2018, which in the case of Mr. Hartnett and Mr. Bergeron are based on the provisions of their current Employment Agreements and in the case of the other Executive Officers are based on their change-in-control letter agreements.

CHANGE IN CONTROL

Benefits and Payments Upon Change-in-Control	Named Executive Officers
	Michael J. Hartnett (1)(2)	Daniel A. Bergeron(5)(6)	Patrick S. Bannon(7)	Richard J. Edwards(7)	Thomas J. Williams(7)
Bonus	$1,937,550	$750,000	$225,000	$286,200	$133,500
Severance payments	20,411,555	9,310,000	3,090,450	2,229,000	1,156,950
Other payments	37,332	43,609	101,763	28,713	45,980
Stock options vested and value upon termination (3)	12,395,760	3,920,550	—	2,144,360	1,049,315
Restricted stock vested and value upon termination (4)	10,660,583	2,277,083	1,797,795	414,083	248,400
Total	$45,442,780	$16,301,242	$5,215,008	$5,102,356	$2,634,145

(1)

On April 2, 2017, the Company entered into an employment agreement with Michael J. Hartnett, effective April 2, 2017, pursuant to which Mr. Hartnett will continue to be employed as President, CEO and Chairman of the Board of Directors of the Company. The employment agreement with Michael J. Hartnett provides that if a Change in Control occurs and if within 24 months after a Change in Control, his employment is either terminated by the Company without Cause or by him for Good Reason, he will generally be entitled to payment of his base salary and pro rata bonus through the date of termination, a severance payment of 250% of his base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in his employment agreement.

(2)	The actual amount of the incentive compensation plans payment is assumed to be equal to 250% of base salary for the applicable fiscal year, in accordance with Mr. Hartnett’s employment agreement, as well as equity grants in accordance with his equity compensation award plan.

(3)	All unvested stock options granted to the named Executive Officers would vest upon a change-in-control.

(4)	All restrictions associated with restricted stock grants would lapse upon a change of control.

(5)

On April 2, 2017, the Company entered into an employment agreement with Daniel A. Bergeron, effective April 2, 2017, pursuant to which Mr. Bergeron will continue to be employed as Vice President, Chief Operating Officer and Chief Financial Officer of the Company. The employment agreement with Daniel A. Bergeron provides that if a Change in Control occurs and if within 24 months after a Change in Control, his employment is either terminated by the Company without Cause or by him for Good Reason, he will generally be entitled to payment of his base salary and pro rata bonus through the date of termination, a severance payment of 250% of his base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in his employment agreement.

(6)	The actual amount of the incentive compensation plans payment is assumed to be equal to 150% of base salary for the applicable fiscal year, in accordance with Mr. Bergeron’s employment agreement, as well as equity grants in accordance with his equity compensation award plan.

(7)

The other named executive officers, in the event of a change-in-control, will generally be entitled to payment of their base salary and pro rata bonus through the date of termination, a severance payment of 150% of their base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in their change-in-control agreements.

TERMINATION

 The following summarizes executive benefits and payments that would have been due the CEO and COO/CFO upon termination of employment other than due to a change-in-control occurring on April 1, 2018. No other Executive Officers have an employment agreement with the Company providing for payments to them upon termination of employment other than due to a change-in-control.

Benefits and Payments Upon Termination	Named Executive Officer

	Michael J. Hartnett	Daniel A. Bergeron
Death or Disability/Without Cause (1)
Base salary	$1,550,040	$1,000,000
Incentive bonus payments	1,937,550	750,000
Other payments	641,968	160,220
Stock options vested and value upon termination (2)	12,395,760	3,920,550
Restricted stock vested and value upon termination (3)	10,660,583	2,277,083
Total	$27,185,901	$8,107,853

With Cause/Voluntary Termination (4)
Base salary	$387,510	$—
Other payments	220,992
Total	$608,502	$—

(1)	The employment agreements with Michael J. Hartnett and Daniel A. Bergeron provide that in the event of their termination of employment, during the initial agreement term, due to their death or disability, or without cause, they will generally be entitled to payment of their base salary for the remaining years of the agreement plus a pro rata portion of their annual bonus plus the continuation of certain benefits for the remainder of the initial agreement term. The employment agreements with Michael J. Hartnett and Daniel A. Bergeron provide that in the event of their termination of employment, during a renewal term, due to their death or disability, or without cause, they will generally be entitled to payment of their base salary plus a pro rata portion of their annual bonus plus the continuation of certain benefits for the remainder of an extended agreement term.

(2)	All unvested stock options granted to Michael J. Hartnett and Daniel A. Bergeron would vest upon their death or disability.

(3)	All restrictions associated with restricted stock grants would lapse upon their death or disability.

(4)	The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment with cause, or by voluntary termination, he will generally be entitled to payment of his base salary in addition to being entitled to the continuation of certain benefits set forth in his employment agreement for six months following the date of his termination of employment.

Pay Ratio

As of March 31, 2018, the Company had 3,466 employees located in 9 countries around the world, of whom 2,408 were located in the United States. For the fiscal 2018, the estimated median of the annual total compensation of all those employees worldwide (excluding our CEO) was $49,916, and the estimated median of the annual total compensation of all those employees located in the United States (excluding our CEO) was $58,405. The total compensation of our CEO, Dr. Hartnett, in fiscal 2018 was $7,888,243 (see Summary Compensation Table” on page 39), which was 158 times the compensation of the median employee worldwide, and 135 times the compensation of the median employee in the United States. We used a sampling technique to identify the median employee, selecting 3,087 of our worldwide employees and 2,341 of our United States employees. We then identified the individual in each of the two samples who received the median compensation (using for this purpose salary (including base wages), bonus, equity compensation and overtime actually paid during fiscal 2018). We then determined the annual total compensation of those two employees as shown above on substantially the same basis as used for the CEO in the Summary Compensation Table. The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

401(k) Plan

We maintain the Roller Bearing Company of America 401(k) Plan, or the 401(k) Plan, a plan established pursuant to Section 401(k) of the Code, for the benefit of our non-union employees. All non-union employees who have completed six months of service with us are entitled to participate. Subject to various limits, employees are entitled to defer up to 25% of their annual salary on a pre-tax basis and up to an additional 10% of their annual salary on an after-tax basis.

Effective April 4, 2010, the Company set matching contributions to our 401(k) Plan equal to 10% of the first 3.5% of eligible employee compensation.

We also maintain a 401(k) plan for non-exempt employees at some of our facilities. Subject to various limits, non-exempt employees are entitled to defer up to 25% of their annual salary on a pre-tax basis. We make employer contributions (matching and, in some cases, non-elective contributions) based on requirements in applicable collective bargaining agreements.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of July 1, 2018, including the Company’s 1998 Stock Option Plan, 2001 Stock Option Plan, 2005 Long Term Incentive Plan, 2013 Long Term Incentive Plan and the 2017 Long Term Incentive Plan. The Company purchases shares on the open market for issuance under its various equity plans thus minimizing any dilutive effect of such plans.

	Equity Compensation Plan Information
	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by stockholders	985,685(1)	$85.69	363,857(2)

(1)	The Company does not have equity compensation plans which have not been approved by the Company’s stockholders.

(2)	Applies to the 2013 Long Term Incentive Plan and 2017 Long Term Incentive Plan only as no further equity grants may be made under the 1998 Stock Option Plan, 2001 Stock Option Plan and 2005 Long Term Incentive Plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2017 and fiscal 2018.

	Fiscal Year Ended
Fee Category	April 1, 2017	March 31, 2018
Audit Fees	$1,119,000	$1,251,000
Audit-Related Fees
Tax Fees
Total Fees	$1,119,000	$1,251,000

Audit Fees:   Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees:   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees:   Consists principally of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services and assistance with tax audits and appeals.

All audit, audit-related and tax services performed by Ernst & Young LLP in fiscal 2017 and fiscal 2018 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent registered public accounting firm and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent registered public accounting firm. The Audit Committee policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The Audit Committee charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

MATTERS RELATING TO REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed the consolidated financial statements of the Company for fiscal 2018 with Ernst & Young LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) including matters related to the planning and results of audit of the Company’s consolidated financial statements.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB relating to Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence and has considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018 for filing with the SEC.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Respectfully submitted,

The Audit Committee of the Board of RBC Bearings Incorporated

Alan B. Levine (Chairman)

Dr. Thomas J. O’Brien

Mitchell I. Quain

Edward D. Stewart

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2019 MEETING

Stockholder proposals intended for inclusion in the Company’s proxy statement relating to the next annual meeting in 2019 must be received by the Company no later than March 30, 2019. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Company’s regularly scheduled annual meeting of stockholders to be held in 2019, must be received by the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. Such proposals must also comply with the procedures outlined in the Company’s by-laws, a copy of which is available upon request from the Corporate Secretary, RBC Bearings Incorporated, One Tribology Center, Oxford, CT 06478.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

You may nominate director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such nomination should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Company evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Company has established through its Nominating and Corporate Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Corporate Governance Committee from time to time.

ADDITIONAL INFORMATION

The Company will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Company has not retained any third party to assist in this solicitation. The Company also will reimburse, upon request, all brokers and other persons holding shares of common stock for the benefit of others for their reasonable expenses in forwarding the Company’s proxy materials and any accompanying materials to the beneficial owners of the Company’s common stock and in obtaining authorization from beneficial owners to give proxies.

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in the manner they consider appropriate.

By order of the Board of Directors,
s/ Thomas J. Williams /
Corporate Secretary

Dated: July 27, 2018

Appendix A

Directions To:

RBC Bearings Incorporated

 Building B, 102 Willenbrock Road

One Tribology Center

Oxford, CT 06478.

Connecticut I-84 East or West to exit 16

Head south on CT-188 S/Strongtown Road toward CT-67 N/Seymour Road

Turn left onto CT-188 S/CT-67 S/Seymour Road

Continue straight to follow CT-67 S/Seymour Road

Take the 1st left onto Hawley Road

Take the 2nd right onto Willenbrock Road

Destination will be the third building on the left

RBC BEARINGS INCORPORATED

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The board of directors recommends you vote “FOR” proposal 1:

1. Election of Directors:

Nominees:

For All	Withhold All	For All Except
☐	☐	☐

01. Richard R. Crowell 02. Dr. Steven H. Kaplan 03. Alan B. Levine

 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOTE: Nominees for Election in Class II for a Three-year Term Expiring at our 2021 Annual Meeting.

The board of directors recommends you vote “FOR” proposals 2, and 3:

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2019.

For	Against	Abstain
☐	☐	☐

3. To approve the compensation of our named Executive Officers

For	Against	Abstain
☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy will be voted in the manner directed herein by the undersigned.

For address change/comments, mark here.

(see reverse for instructions)

Please indicate if you plan to attend this meeting	Yes	No
	¨	¨

Signature [PLEASE SIGN WITHIN BOX]	Date:
Signature (Joint Owners)	Date:

RBC BEARINGS INCORPORATED

PROXY FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of RBC Bearings Incorporated, a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Dr. Michael J. Hartnett, Daniel A. Bergeron and Thomas J. Williams, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2018 Annual Meeting of Stockholders of the Company to be held on September 12, 2018 at 9:00 a.m., local time, at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478 and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

ADDRESS CHANGE / COMMENTS/:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side